UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Limited Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting of Stockholders

and Proxy Statement

May 28, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2009: The proxy statement and annual report to stockholders are available at http://www.proxyvote.com.

April 8, 2009

DEAR STOCKHOLDER:

You are cordially invited to attend our 2009 annual meeting of stockholders to be held at 9:00 a.m., Eastern Time, on May 28, 2009, at our offices located at Three Limited Parkway, Columbus, Ohio 43230. Our Investor Relations telephone number is (614) 415-7076 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and proxy statement are attached. If you plan to attend, please bring the Admittance Slip located on the inside back cover and a picture I.D., and review the attendance information provided. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of Limited Brands.

The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached proxy statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or via the Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

Sincerely yours,

/s/ Leslie H. Wexner ____________________________
Leslie H. Wexner
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 28, 2009

April 8, 2009

TO OUR STOCKHOLDERS:

We are pleased to invite you to attend our 2009 annual meeting of stockholders to:

•	Elect three directors to serve for a three-year term as described in the accompanying proxy statement.

•	Ratify the appointment of our independent registered public accountants.

•	Vote on a proposal to approve the 2009 Restatement of the 1993 Stock Option and Performance Incentive Plan.

•	Vote on a proposal to amend the Certificate of Incorporation to provide for the annual election of directors.

•	Transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 30, 2009 may vote at the meeting. If you plan to attend, please bring the Admittance Slip located on the inside back cover and a picture I.D., and review the attendance information provided.

Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

By Order of the Board of Directors

/s/ Leslie H. Wexner __________________________
Leslie H. Wexner
Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

Appendix A: Proposed 2009 Restatement of the 1993 Stock Option and Performance Incentive Plan

Appendix B: Proposed Amendment to the Certificate of Incorporation to Provide for the Annual Election of Directors

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of Limited Brands, Inc. is soliciting your proxy to vote at our 2009 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. “We,” “our,” “Limited Brands” and the “Company” refer to Limited Brands, Inc.

We began mailing this proxy statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials (the “Notice”), on or about April 8, 2009 to all stockholders entitled to vote. Limited Brands’ 2008 Annual Report on Form 10-K, which includes our financial statements, is being sent with this proxy statement and is available in paper copy by request or in electronic form.

Date, Time and Place of Meeting

Date:	May 28, 2009

Time:	9:00 a.m., Eastern Time

Place:	Three Limited Parkway, Columbus, Ohio 43230

Attending the Meeting

Stockholders who plan to attend the meeting in person must bring photo identification and the Admittance Slip located on the inside back cover of this proxy statement. Because of necessary security precautions, bags, purses and briefcases may be subject to inspection. To speed the admissions process, stockholders are encouraged to bring only essential items. Cameras, camcorders or video taping equipment are not allowed.

Shares Entitled to Vote

Stockholders entitled to vote are those who owned Limited Brands common stock (which we refer to throughout this proxy statement as “Common Stock”) at the close of business on the record date, March 30, 2009. As of the record date, there were 320,996,436 shares of Common Stock outstanding. Each share of Common Stock that you own entitles you to one vote.

Voting Your Shares

Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or via the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

The enclosed proxy card indicates the number of shares that you own.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares for the following matters:

•	“FOR” the election of the Board’s three nominees for director (as described on page 4).

•	“FOR” the ratification of the appointment of our independent registered public accountants (as described on page 10).

•	“FOR” the proposal to approve the 2009 Restatement of the 1993 Stock Option and Performance Incentive Plan (as described on pages 11-18).

•

The Board is not making a recommendation as to the proposal to amend the Certificate of Incorporation to provide for the annual election of directors (as described on page 19). Accordingly, the designated proxies will not cast a vote “FOR” or “AGAINST” this item unless specifically instructed.

If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting. See “Vote Necessary to Approve Proposals” for a discussion of the votes required to approve these items.

Certain stockholders received a Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet. Those stockholders should refer to the Notice for instructions on how to vote.

Revoking Your Proxy

You may revoke your proxy by:

•	submitting a later dated proxy (including a proxy via telephone or the Internet),

•	notifying our Secretary at our principal executive offices at Three Limited Parkway, Columbus, Ohio, in writing before the meeting that you have revoked your proxy, or

•	voting in person at the meeting.

Voting in Person

If you plan to vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on March 30, 2009, the record date for voting.

Appointing Your Own Proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing at least one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote Necessary to Approve Proposals

•

Pursuant to the Company’s Bylaws, each director will be elected by a majority of the votes cast with respect to such director. A majority of the votes cast means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she does not receive a majority of votes cast in an election and the Board accepts the resignation. If a director is not elected, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation.

•	The ratification of Ernst & Young LLP as our independent registered public accountants requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon.

•

The proposal to approve the 2009 Restatement of the 1993 Stock Option and Performance Incentive Plan requires the affirmative vote by a majority of votes cast, provided that the total votes cast on the proposal represents over 50% of all shares entitled to vote on the proposal.

•

The proposal to amend the Certificate of Incorporation to provide for the annual election of directors requires the affirmative vote of at least 75% of the outstanding shares entitled to vote at the annual meeting.

Impact of Abstentions and Broker Non-Votes

You may “abstain” from voting for any nominee in the election of directors and on the other proposals. Abstentions will not count as a vote cast with respect to a director’s election or ratification of Ernst & Young LLP, will be excluded entirely from the vote and will have no effect. Shares voting “abstain” on the other proposals will be counted as present at the annual meeting and your abstention will have the effect of a vote against the proposal.

In addition, under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP, even if it does not receive voting instructions from you. Your broker may not vote your shares on the proposal to approve the 2009 Restatement of the 1993 Stock Option and Performance Incentive Plan or the proposal to amend the Certificate of Incorporation to provide for the annual election of directors without specific instruction. A “broker non-vote” occurs when a broker submits a proxy but refrains from voting. Shares represented by broker non-votes are counted as present or represented for purposes of determining the presence of a quorum but are not counted as otherwise present or represented. A broker non-vote will affect the requirement with respect to the total vote cast for the approval of the 2009 Restatement of the 1993 Stock Option and Performance Incentive Plan and will have the effect of a vote against the proposal to amend the Certificate of Incorporation.

Obtaining Additional Copies of the Proxy Materials

We have adopted a procedure called “householding.” Under this procedure, stockholders who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies. Stockholders who participate in householding continue to receive separate control numbers for voting. Householding does not in any way affect dividend check mailings.

If you hold Limited Brands Common Stock and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from Limited Brands, or if you are sharing an address with another stockholder and would like to consent to householding, you may revoke or grant your consent to householding as appropriate at any time by calling toll-free at 1-800-579-1639.

A number of brokerages and other institutional holders of record have implemented householding. If you hold your shares beneficially in street name, please contact your broker or other intermediary holder of record to request information about householding.

ELECTION OF DIRECTORS

The Board of Directors has nominated three directors for election at the annual meeting. If you elect the three nominees, they will hold office for a three-year term expiring at the 2012 annual meeting or until their successors have been elected. All nominees are currently serving on our Board of Directors.

Your proxy will vote for each of the nominees unless you specify otherwise. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. We do not know of any nominee of the Board of Directors who would be unable to serve as a director if elected.

The Board of Directors Recommends A Vote FOR The Election of All of The Following Nominees of The Board of Directors:

Nominees and Directors

Nominees of the Board of Directors for Election at the 2009 Annual Meeting.

James L. Heskett	Director since 2002	Age 75

Professor Heskett is a Baker Foundation Professor Emeritus at the Harvard University Graduate School of Business Administration, where he has served on the faculty and administration since 1965.

Allan R. Tessler	Director since 1987	Age 72

Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He has been Chairman of the Board of Epoch Investment Partners, Inc., an investment management company and formerly J Net Enterprises, since 2004. He was Chief Executive Officer and Chairman of the Board of J Net Enterprises from 2000 to 2004. Mr. Tessler was Chairman of the Board of InterWorld Corporation from 2001 to 2004. Since January 1997, Mr. Tessler has also served as Chairman of Checker Holdings Corp. IV. Mr. Tessler has served as a director of TD Ameritrade, a securities brokerage company, since November 2006.

Abigail S. Wexner	Director since 1997	Age 47

Mrs. Wexner is Chair of the Boards of Directors of Nationwide Children’s Hospital Inc. and Nationwide Children’s Hospital; Founder and Chair of the Boards of the Columbus Coalition Against Family Violence, KidsOhio.org and the Center for Child and Family Advocacy; Vice Chair of the Board of KIPP Journey Academy; and a Trustee of The Wexner Center Foundation and the United States Equestrian Team Foundation. Mrs. Wexner is the wife of Leslie H. Wexner.

Directors Whose Terms Continue Until 2010 Annual Meeting.

Dennis S. Hersch	Director since 2006	Age 62

Mr. Hersch is President of N.A. Property, Inc., through which he acts as a business advisor to Mr. and Mrs. Wexner, and has done so since February 2008. He also serves as a trustee of several trusts established by Mr. and Mrs. Wexner. He was a Managing Director of JPMorgan Securities Inc., an investment bank, from December 2005 through January 2008, where he served as the Global Chairman of its Mergers & Acquisitions Department. Mr. Hersch was a partner of Davis Polk & Wardwell, a New York law firm, from 1978 until December 2005. Mr. Hersch has been a director of Clearwire Corporation, a wireless, high-speed Internet service provider, since November 2008.

David T. Kollat	Director since 1976	Age 70

Dr. Kollat has been Chairman of 22, Inc., a management consulting firm, since 1987. He is also a director of Big Lots, Inc., a retailer, Select Comfort Corporation, a bed manufacturing company, and Wolverine World Wide, Inc., a footwear, apparel and accessories manufacturing company.

William R. Loomis, Jr.	Director since 2005	Age 60

Mr. Loomis was a General Partner or Managing Director of Lazard Freres & Co., an investment bank, from 1984 to 2002. After the formation of Lazard LLC in 2000, he became the Chief Executive Officer of the new entity. Mr. Loomis became a Limited Managing Director of Lazard LLC in 2002 and resigned from that position in March 2004.

Leslie H. Wexner	Director since 1963	Age 71

Mr. Wexner has been Chief Executive Officer of Limited Brands since he founded the Company in 1963, and Chairman of the Board for more than forty years. Mr. Wexner is the husband of Abigail S. Wexner.

Directors Whose Terms Continue until 2011 Annual Meeting

Donna A. James	Director since 2003	Age 51

In April 2006, Ms. James established Lardon & Associates LLC, a business and executive advisory services firm, where she is Managing Director. Ms. James served as the President of Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company (“Nationwide”), from 2003 through March 31, 2006. Ms. James served as Executive Vice President and Chief Administrative Officer of Nationwide and National Financial Services from 2000 until 2003. She is a director of Coca-Cola Enterprises Inc., a nonalcoholic beverages company, Conseco, Inc., an insurance company, and Time Warner Cable Inc., a provider of video, data and voice services.

Jeffrey H. Miro	Director since 2006	Age 66

Mr. Miro has been a senior partner of the Honigman Miller Schwartz and Cohn LLP law firm since November 2004. He was a partner and Chairman of the law firm of Miro Weiner & Kramer from 1981 until November 2004. He is an Adjunct Professor of Law at The University of Michigan Law School, teaching courses in taxation and corporate governance. Mr. Miro is a director of M/I Homes, Inc., a national home building company, and was a director of Sotheby’s until May 2006.

Jeffrey B. Swartz	Director since 2005	Age 49

Mr. Swartz is the President and Chief Executive Officer, as well as a director, of The Timberland Company, a premium-quality footwear, apparel and accessories company, a position he has held since 1998.

Raymond Zimmerman	Director since 1984	Age 76

Mr. Zimmerman was Chairman of the Board and Chief Executive Officer of 99¢ Stuff, LLC from 1999 to 2003 and the Chairman of the Board and Chief Executive Officer of 99¢ Stuff, Inc. from 2003 to 2008. In January 2007, 99¢ Stuff, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and in October 2007 99¢ Stuff, Inc. emerged from bankruptcy. Mr. Zimmerman is the Chief Executive Officer of Service Merchandise LLC.

Director Independence

The Board has determined that each of the individuals nominated to serve on the Board of Directors, other than Abigail S. Wexner, together with each of the members of the Board who will continue to serve after the 2009 annual meeting of stockholders (except for Dennis S. Hersch and Leslie H. Wexner), has no material relationship with the Company other than in his or her capacity as a director of the Company and that each is “independent” in accordance with applicable NYSE standards. Following the annual meeting of stockholders, if all director nominees are elected to serve as our directors, independent directors will constitute more than two-thirds of our Board.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director (or nominee) or a member of the director’s (or nominee’s) immediate family and the Company; whether within the past three years the director (or nominee) has served as an executive officer of the Company; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has received, during any twelve-month period within the last three years, direct compensation from the Company in excess of $120,000; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family is employed by an entity that is engaged in business dealings with the Company. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case-by-case basis in light of all relevant factors.

Information Concerning the Board of Directors

Meeting Attendance.

Our Board of Directors held 7 meetings in fiscal year 2008. During fiscal year 2008, all of the directors attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which they served.

Committees of the Board of Directors

Audit Committee.

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The current members of the Audit Committee are Ms. James (Chair) and Messrs. Loomis, Tessler and Zimmerman. The Board has determined that each of the Audit Committee members meets the independence, expertise and experience standards established by the NYSE and the Securities and Exchange Commission (the “Commission”) for service on the Audit Committee of the Company’s Board of Directors and for designation as an “audit committee financial expert” within the meaning of the regulations promulgated by the Commission.

The Report of the Audit Committee can be found on page 49 of this proxy statement. The Audit Committee held 12 meetings in fiscal year 2008.

Compensation Committee.

The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the Chief Executive Officer’s (the “CEO”) performance and oversees and sets compensation for the CEO, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities set forth in its charter. During fiscal year 2008 the members of the Compensation Committee were Dr. Heskett (Chair) and Messrs. Miro and Swartz. All such individuals continue to serve on such Committee. In March 2009, the Board also appointed Dr. Kollat to the Compensation Committee. The Board has determined that each of the Compensation Committee members is “independent” in accordance with applicable NYSE standards.

The Report of the Compensation Committee can be found on page 45 of this proxy statement. The Compensation Committee held 9 meetings in fiscal year 2008.

Executive Committee.

The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. Among other things, the Executive Committee may declare dividends, authorize the issuance of stock and authorize the seal of Limited Brands to be affixed to papers that require it. The current members of the Executive Committee are Messrs. Wexner (Chair) and Tessler.

Finance Committee.

The Finance Committee of the Board periodically reviews our financial position and financial arrangements with banks and other financial institutions. The Finance Committee also makes recommendations on financial matters that it believes are necessary, advisable or appropriate. The current members of the Finance Committee are Messrs. Tessler (Chair) and Hersch, Dr. Kollat, Mr. Loomis, Mrs. Wexner and Mr. Zimmerman.

The Finance Committee held 4 meetings in fiscal year 2008.

Nominating & Governance Committee.

The Nominating & Governance Committee of the Board identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating & Governance Committee considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It also proposes a slate of candidates for election as directors at each annual meeting of stockholders. The Nominating & Governance Committee also develops and recommends to the Board, and reviews from time to time, a set of corporate governance principles for the Company and monitors compliance with those principles. The current members of the Nominating & Governance Committee are Mr. Tessler (Chair), Dr. Heskett, Ms. James and Mr. Miro. The Board has determined that each of the Nominating & Governance Committee members is “independent” in accordance with applicable NYSE standards.

The Nominating & Governance Committee develops and recommends to the Board criteria and procedures for the selection and evaluation of new individuals to serve as directors and committee members. It also reviews and periodically makes recommendations to the Board regarding the composition, size, structure, practices, policies and activities of the Board and its committees. In making its assessment and in identifying and evaluating director nominees, the Nominating & Governance Committee takes into account the qualification of existing directors for continuing service or re-nomination which may be affected by, among other things, the quality of their contributions, their attendance records, changes in their primary employment or other business affiliations, the number of boards of publicly held companies on which they serve, or other competing demands on their time and attention. While the Board has not established any specific minimum qualifications for director nominees, as indicated in the Company’s corporate governance principles, the directors and any potential nominees should be individuals of diverse backgrounds who possess the integrity, judgment, skills, experience and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function.

The Nominating & Governance Committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The Board believes that it is more appropriate to give the Nominating & Governance Committee flexibility in evaluating stockholder recommendations. In the event that a director nominee is recommended by a stockholder, the Nominating & Governance Committee will give due consideration to the director nominee and will use the same criteria used for evaluating Board director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential director nominees, although the Company reserves the right in the future to retain a third-party search firm, if appropriate.

The Nominating & Governance Committee held 4 meetings in fiscal year 2008.

Meetings of the Company’s Non-Management Directors.

The non-management directors of the Board meet in executive session in connection with each regularly scheduled Board meeting. The director who is the Chairman of the Nominating & Governance Committee serves as the chair of those meetings.

Communications with the Board

The Board provides a process for interested parties to send communications to the full Board, the non-management members of the Board and the members of the Audit Committee. Any director may be contacted by writing to him or her c/o Limited Brands, Inc., Three Limited Parkway, Columbus, Ohio 43230 or emailing at boardofdirectors@limitedbrands.com. Any stockholder wishing to contact non-management directors or Audit Committee members may send an email to nonmanagementdirectors@limitedbrands.com or auditcommittee@limitedbrands.com, respectively. Communications that are not related to a director’s duties and responsibilities as a Board member, an independent director or an Audit Committee member may be excluded by the Office of the General Counsel, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been removed and that it will be made available to such directors upon request.

Attendance at Annual Meetings

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders. However, it encourages directors to attend and historically more than a majority have done so. All of the then current Board members attended the 2008 annual meeting. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders of the Company, the Board and the committees of which he or she is a member.

Code of Conduct and Related Person Transaction Policy

The Company has a code of conduct which is applicable to all employees of the Company, including the Company’s CEO, Chief Operating Officer, Chief Administrative Officer and Chief Financial Officer, and to members of the Board of Directors. Any amendments to the code or any waivers from any provisions of the code granted to executive officers or directors will be promptly disclosed to stockholders through posting on the Company’s website at http://www.limitedbrands.com.

The Board has adopted Limited Brands’ Related Person Transaction Policy (the “Related Person Policy”). Under the Related Person Policy, subject to certain exceptions, directors and executive officers of the Company are required to notify the Company of the existence or potential existence of any financial or commercial transaction, agreement or relationship involving the Company in which a director or executive officer or his or her immediate family members has a direct or indirect material interest. Each such transaction must be approved by the Board or a committee consisting solely of independent directors after consideration of all material facts and circumstances.

Copies of the Company’s Code of Conduct, Corporate Governance Principles, Related Person Transaction Policy and Committee Charters

The Company’s code of conduct, corporate governance principles, Related Person Policy, as well as the charters of the Audit Committee, Compensation Committee and Nominating & Governance Committee of the Board of Directors, are available on the Company’s website at http://www.limitedbrands.com. Stockholders may also request a copy of any such document from: Limited Brands, Inc., Attention: Investor Relations, Three Limited Parkway, Columbus, Ohio 43230.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending January 30, 2010. We are asking you to ratify this appointment, although your ratification is not required. A representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Additional information concerning the Company’s engagement of Ernst & Young LLP is included on page 50.

The Board of Directors Recommends a Vote FOR the Ratification of The Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accountants.

PROPOSED 2009 RESTATEMENT OF THE 1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

Subject to stockholder approval, Limited Brands’ Board of Directors has adopted the 2009 Restatement of the 1993 Stock Option and Performance Incentive Plan (the “2009 Plan”). The 2009 Plan is being submitted to stockholders for (i) approval of the performance goals and individual grant limits as provided herein in order to comply with certain provisions of 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the issuance of an additional 2,000,000 shares of Common Stock over its predecessor plan. The 2009 Plan will expire on May 28, 2014. The 2009 Plan has also been revised to expand the eligibility provisions so as to provide for the grants to associates, consultants or other advisors or individuals who provide services to the Company and its subsidiaries or affiliates or to any joint venture in which the Company holds, directly or indirectly, at least a 40% interest. The following summary of the material terms of the 2009 Plan, a copy of which is attached hereto as Appendix A, does not purport to be complete and is qualified in its entirety by the terms of the 2009 Plan. In the event that the 2009 Plan is not approved by our stockholders, awards will continue to be made under the 2008 Restatement of the 1993 Stock Option and Performance Incentive Plan (the “2008 Plan”).

The Board of Directors recommends that you vote FOR approval of the 2009 Plan.

Purpose of the 2009 Plan

The purpose of the 2009 Plan is to attract and retain the best available executive and key management associates, consultants and other advisors for Limited Brands and its subsidiaries and to encourage the highest level of performance by such associates, consultants and other advisors, thereby enhancing the value of Limited Brands for the benefit of its stockholders: The 2009 Plan is also intended to motivate executive and key management associates and consultants and other advisors to contribute to Limited Brands’ future growth and profitability and to reward their performance in a manner that provides them with a means to increase their holdings of the Common Stock of Limited Brands and aligns their interest with the interests of the stockholders of Limited Brands.

Administration of the 2009 Plan

The 2009 Plan will be administered by the Compensation Committee of Limited Brands’ Board of Directors, the Compensation Committee. The Compensation Committee will be composed of directors who qualify as “non-employee directors” within the meaning of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the power in its discretion to grant awards under the 2009 Plan, to determine the terms thereof, to interpret the provisions of the 2009 Plan and to take action as it deems necessary or advisable for the administration of the 2009 Plan.

Number of Authorized Shares

The 2009 Plan provides for awards with respect to a maximum of 18,996,252 shares of Common Stock to associates of Limited Brands and its subsidiaries (composed of 2,000,000 shares for which stockholder approval is being requested, which constitutes 0.6% of Limited Brands’ outstanding 320,951,608 shares of Common Stock as of January 31, 2009, plus 16,996,252 previously authorized and unissued shares under the 2008 Plan as of January 31, 2009), plus shares of Common Stock issuable upon the exercise of Substitute Awards. Corresponding Tax Offset Payments (as hereinafter defined) also may be awarded at the discretion of the Compensation Committee. The number and class of shares available under the 2009 Plan and/or subject to outstanding awards may be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of Limited Brands. “Substitute Awards” are awards granted in assumption of or in substitution for any outstanding awards granted by a company acquired by Limited Brands or with which Limited Brands combines. Shares of Common Stock, other than under Substitute Awards, attributable to: (i) unexercised Options (as hereinafter defined) which expire or are terminated, surrendered or cancelled (other than in connection with the exercise of stock appreciation rights (“SARs”)); (ii) shares of Common Stock of Limited Brands subject to certain restrictions (“Restricted Shares”) which are forfeited to Limited Brands, including shares relating to Restricted Share Units; (iii) units representing shares of Common Stock (“Performance Shares”) and units which do not represent shares of Common Stock but which may be paid in Common Stock (“Performance Units”) which are not earned and paid; and (iv) awards settled in cash in lieu of shares of Common Stock, may be available for subsequent award under the 2009 Plan at the Compensation Committee’s discretion to the extent permissible under Rule 16b-3 of the Exchange Act. No more than 12,379,939 shares of Common Stock may be issued other than pursuant to awards of Options or SARs under the 2009 Plan.

Eligibility and Participation

Eligibility to participate in the 2009 Plan is limited to associates, consultants or other advisors or individuals who provide services to (i) the Company or any of its subsidiaries or affiliates, or (ii) any joint venture in which the Company or any of its subsidiaries or affiliates hold at least a 40% interest, and who, in each case, are selected to participate in the 2009 Plan by the Compensation Committee. Currently, approximately 5,000 associates of Limited Brands and its subsidiaries are within the classes eligible to participate in the 2009 Plan. Limited Brands anticipates that approximately 25% of those eligible will participate in the 2009 Plan. Participation in the 2009 Plan is at the discretion of the Compensation Committee and shall be based upon the person’s present and potential contributions to the success of Limited Brands and its subsidiaries and such other factors as the Compensation Committee deems relevant. No participant may be granted in any calendar year, awards covering more than 2,000,000 shares of Common Stock.

Type of Awards Under the 2009 Plan

The 2009 Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) incentive stock options (“ISOs”), (ii) nonstatutory stock options (“NSOs”), (iii) SARs, (iv) Restricted Shares, which may be granted in the form of Restricted Share Units, (v) Performance Shares, (vi) Performance Units, (vii) shares of unrestricted Common Stock (“Unrestricted Shares”) and (viii) tax offset payments (“Tax Offset Payments”).

Grant of Options and SARs

The Compensation Committee may award ISOs and/or NSOs (collectively, “Options”) to eligible participants. ISOs may be awarded only to eligible associates. SARs may be awarded either in tandem with Options (“Tandem SARs”) or on a stand-alone basis (“Nontandem SARs”). Tandem SARs may be awarded by the Compensation Committee either at the time the related Option is granted or thereafter at any time prior to the exercise, termination or expiration of the related Option.

Exercise Price

The exercise price with respect to an Option is determined by the Compensation Committee at the time of grant. The exercise price determined with respect to an Option shall also be applicable in connection with the exercise of any Tandem SAR granted with respect to such Option. At the time of grant of a Nontandem SAR, the Compensation Committee will specify the base price of the shares of Common Stock to be issued for determining the amount of cash or number of shares of Common Stock to be distributed upon the exercise of such Nontandem SAR. Except with respect to Substitute Awards, neither the exercise price per share of Common Stock nor the base price of Nontandem SARs will be less than 100% of the fair market value per share of the Common Stock underlying the award on the date of grant. Information as to awards granted under the 2008 Plan to named executives, officers and other participants in respect of the 2008 fiscal year is set forth elsewhere in this proxy statement.

Vesting

The Compensation Committee may determine at the time of grant and any time thereafter, the terms under which Options and SARs shall vest and become exercisable.

Special Limitations on ISOs

No ISO may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of Limited Brands (a “10% Stockholder”), unless the exercise price per share of Common Stock for the shares subject to such ISO is at least 110% of the fair market value per share of Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an eligible associate in a given calendar year shall not exceed $100,000, valued as of the date of the ISOs’ grant. ISOs may not be granted more than ten years after the date of adoption of the Plan by the Board.

Exercise of Options and SARs

An Option may be exercised by written notice to the Compensation Committee stating the number of shares of Common Stock with respect to which the Option is being exercised, and tendering payment therefor. The Compensation Committee may, at its discretion, accept shares of Common Stock as payment (valued at their fair market value on the date of exercise).

Tandem SARs are exercisable only to the extent that the related Option is exercisable and only for the period determined by the Compensation Committee (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem SARs, the related Option shall be cancelled with respect to an equal number of shares of Common Stock. Similarly, upon exercise of all or a portion of an Option, the related Tandem SARs shall be cancelled with respect to an equal number of shares of Common Stock. Nontandem SARs shall be exercisable for the period determined by the Compensation Committee.

Surrender or Exchange of SARs

Upon the surrender of a Tandem SAR and cancellation of the related unexercised Option, the participant will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date the Tandem SAR is exercised over (ii) the exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Upon surrender of a Nontandem SAR, the associate will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date on which the Nontandem SAR is exercised over (ii) the base price of the shares covered by the Nontandem SAR multiplied by (B) the number of shares of Common Stock covered by the Nontandem SAR, or the portion thereof being exercised. The Compensation Committee, in its discretion, may cause all or any portion of Limited Brands’ obligation to a participant in respect of the exercise of a SAR to be satisfied in cash in lieu of Common Stock. Any fractional shares resulting from the exercise of a SAR will be paid in cash.

Nontransferability of Options and SARs

Options and SARs may not be transferred, assigned, pledged or hypothecated except by will or applicable laws of descent and distribution.

Expiration of Options

Options will expire at such time as the Compensation Committee determines; provided, however, that no Option may be exercised more than ten years from the date of grant, unless an ISO is held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Expiration of SARs

SARs will expire at such time as the Compensation Committee determines; provided, however, that no SAR may be exercised more than ten years from the date of grant.

Termination of Options and SARs

Except as the Compensation Committee may at any time provide, Options and SARs may be exercised within one year (30 days if termination of employment is for cause, as defined in the 2009 Plan) after the termination of a participant’s employment (other than by death or total disability), to the extent then exercisable, but in no case later than the term specified in the grant. Except as the Compensation Committee may at any time provide, upon the death of a participant while employed by Limited Brands or its subsidiaries, Options and SARs, to the extent then exercisable, shall remain exercisable for one year following such participant’s death. Except as the Compensation Committee may at any time provide, in the event that a participant to whom an Option or SAR has been granted under the 2009 Plan shall become totally disabled, such Option or SAR may be exercised at any time within three (3) months after the participant’s employment is terminated as a result of such total disability.

Restricted Shares

Restricted Shares granted to participants under the 2009 Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Compensation Committee. The Compensation Committee may also impose additional restrictions on a participant’s right to dispose of or to encumber Restricted Shares, which may include satisfaction of performance objectives. Performance objectives under the 2009 Plan will be determined by the Compensation Committee and will be based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which no payments will be made, and a maximum performance standard at or above which no incremental payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Compensation Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

Except as the Compensation Committee may at any time provide, holders of Restricted Shares may not exercise the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, prior to the vesting of the shares.

Upon the death of a participant, the restrictions applicable to Restricted Shares held by such participant will lapse. Except as the Compensation Committee may at any time provide, upon termination of the participant’s employment with Limited Brands, Restricted Shares granted to such participant shall be forfeited.

Restricted Share Units

The Compensation Committee may permit a participant who has been designated to receive a Restricted Share award to elect to receive such Restricted Share award in the form of Restricted Share Units. A “Restricted Share Unit” represents the right to receive a share of Common Stock in the future, provided that the restrictions and conditions designated by the Compensation Committee at the time of grant are satisfied. Such Restricted Share Unit award shall be subject to the same restrictions, conditions and forfeiture provisions as the Restricted Share award that it replaces. Except as determined otherwise by the Compensation Committee, during the Restricted Period with respect to such Restricted Share Units, participants shall not have the right to receive any dividends with respect to such Restricted Share Units. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the participant, the participant shall be credited with “dividend equivalents” with respect to each outstanding Restricted Share Unit in an amount equal to the amount the participant would have received as dividends if the Restricted Share Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Restricted Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Compensation Committee.

Performance Shares and Performance Units

The Compensation Committee may award to participants Performance Shares, each equivalent to one share of Common Stock, and Performance Units which will have a specified value or formula-based value at the end of a performance period. Performance Shares and Performance Units so awarded will be credited to an account established and maintained for the participant. The Compensation Committee will determine performance periods and performance objectives in connection with each grant of Performance Shares and Performance Units.

Vesting of awards of Performance Shares and Performance Units will occur upon achievement of the applicable objectives within the applicable performance period. The Compensation Committee may, at its discretion, permit vesting in the event performance objectives are partially met, or grant additional vested Performance Shares or Performance Units in the event performance objectives are surpassed. Payment of vested Performance Shares and Performance Units may be made in cash, Common Stock or any combination thereof, as determined by the Compensation Committee.

No voting or dividend rights attach to the Performance Shares; however, the Compensation Committee may credit a participant’s Performance Share account with additional Performance Shares equivalent to the fair market value of any dividends on an equivalent number of shares of Common Stock.

Unrestricted Shares

Unrestricted Shares may also be granted at the discretion of the Compensation Committee. Except as required by applicable law, no payment will be required for Unrestricted Shares.

Tax Withholding and Tax Offset Payments

The Compensation Committee may require payment, or withhold payments made under the 2009 Plan, in order to satisfy applicable withholding tax requirements. The Compensation Committee may make Tax Offset Payments to assist participants in paying income taxes incurred as a result of their participation in the 2009 Plan. The amount of the Tax Offset Payments shall be determined by multiplying a percentage (established by the Compensation Committee) by all or a portion of the taxable income recognized by the participant upon: (i) the exercise of an NSO or a SAR, (ii) the disposition of shares received upon exercise of an ISO, (iii) the lapse of restrictions on Restricted Shares, (iv) the award of Unrestricted Shares or (v) payments for Performance Shares or Performance Units.

Effect of Change in Control

Immediately upon a change in control of Limited Brands, (i) Options and SARs granted to any participant which are not yet exercisable shall become fully exercisable and (ii) any restrictions applicable to any Restricted Shares and Restricted Share Units awarded to such participant shall be deemed to have been satisfied and the Restricted Period, if any, applicable to such Restricted Shares and Restricted Share Units held by such participant shall be deemed to have expired.

Term of 2009 Plan

Unless earlier terminated by Limited Brands’ Board of Directors, the 2009 Plan will terminate on May 28, 2014.

Amendment and Termination

Limited Brands’ Board of Directors may suspend, amend, modify or terminate the 2009 Plan; provided, however, that Limited Brands’ stockholders shall be required to approve any amendment that would constitute a “material revision” under applicable NYSE rules. Other than in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended to reduce the exercise price of Options or SARs or cancel Options or SARs in exchange for cash, other awards or Options or SARs with an exercise prices less than the original Option or SAR without stockholder approval.

Awards granted prior to a termination of the 2009 Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2009 Plan shall adversely affect the rights of a participant in awards previously granted without such participant’s consent.

Set forth below is a summary of the awards that were made in respect of fiscal 2008 pursuant to the predecessor to the 2009 Plan.

2008 Awards under the 2008 Plan Table

Name and Position	Number of Units
Leslie H. Wexner, Chairman of the Board and CEO	168,772 83,508	(1) (2)

Sharen J. Turney, Executive Vice President, CEO/President, Victoria’s Secret	57,237 1,066,622	(1) (2)

Martyn R. Redgrave, Executive Vice President, Chief Administrative Officer	68,421 187,976	(1) (2)

Diane L. Neal, Executive Vice President, CEO, Bath & Body Works	40,658 145,244	(1) (2)

Stuart B. Burgdoerfer, Executive Vice President, Chief Financial Officer	31,798 101,585	(1) (2)

All Executive Officers as a Group	394,298 1,671,598	(1) (2)

All Current Directors Who are Not Executive Officers as a Group	- -	(1) (2)

All Associates Other than Executive Officers as a Group	1,671,249 2,695,190	(1) (2)

(1)	Consists of options granted to purchase shares of Common Stock. On January 30, 2009, the closing price per share of Common Stock was $7.92.

(2)

Consists of restricted shares of Common Stock relating to shares of Common Stock which will generally vest, in each case, over a period of time subject to the holder’s continued employment with Limited Brands.

Federal Income Tax Consequences

Stock Options.

There will be no federal income tax consequences to the participant or Limited Brands upon the grant of either an ISO or an NSO under the 2009 Plan. Upon exercise of an NSO, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares of Common Stock; less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code and the participant including such compensation in income or Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a tax deduction in the same amount.

Upon the exercise of an ISO, an associate recognizes no immediate taxable income. Income recognition is deferred until the associate sells the shares of Common Stock. If the ISO is exercised no later than three months after the termination of the associate’s employment, and the associate does not dispose of the shares acquired pursuant to the exercise of the ISO within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these holding periods and employment requirements are liberalized in the event of an associate’s death or disability while employed by Limited Brands. The Company is not entitled to any tax deduction with respect to the grant or exercise of ISOs, except that if the Common Stock is not held for the full term of the holding period outlined above, the gain on the sale of such Common Stock, being the lesser of: (i) the fair market value of the Common Stock on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the associate as ordinary income and, subject to Section 162(m) of the Code and the associate including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction in the same amount. The excess of the fair market value of the Common Stock acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

Stock Appreciation Rights.

There will be no federal income tax consequences to either the participant or Limited Brands upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares of Common Stock received upon exercise. Subject to Section 162(m) of the Code and the participant including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the participant’s income.

Restricted Shares.

There will be no federal income tax consequences to either the participant or Limited Brands upon the grant of Restricted Shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the Restricted Shares. At that time, the participant generally will recognize taxable income equal to the then fair market value for the Common Stock and, subject to Section 162(m) of the Code and the participant including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a corresponding deduction.

Performance Shares, Performance Units and Restricted Share Units.

There will be no federal income tax consequences to the participant or Limited Brands upon the grant of Performance Shares, Performance Units or Restricted Share Units. Participants generally will recognize taxable income at the time when payment for the Performance Shares, Performance Units or Restricted Share Units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of Common Stock acquired. Subject to Section 162(m) of the Code and the participant including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the participant’s income.

Unrestricted Shares.

Participants generally will recognize taxable income at the time Unrestricted Shares are received. Subject to Section 162(m) of the Code and the participant including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the participant’s income.

Special rules may apply to participants who are subject to Section 16 of the Exchange Act.

Required Vote

See “Information About the Annual Meeting and Voting—Vote Necessary to Approve Proposals” for a discussion of the votes required to adopt the 2009 Plan.

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO PROVIDE

FOR THE ANNUAL ELECTION OF DIRECTORS

Proposed Amendment

The Board of Directors is submitting for consideration by stockholders an amendment to the Company’s Certificate of Incorporation (the “Charter”) to provide for the phased elimination of the Company’s classified board structure (the “Amendment”).

The Company’s current Charter divides the Board of Directors into three classes that are elected for staggered, three-year terms. If the proposed Amendment is adopted, the directors standing for election at the 2010 annual meeting (currently expected to be Mr. Hersch, Dr. Kollat and Messrs Loomis and Wexner) will stand for election for a one-year term expiring at the 2011 annual meeting, and they and their successors would stand for one-year terms thereafter. The Board’s other directors (who would not stand for election at the 2010 annual meeting) will continue to hold office until the end of the terms for which they were elected, and they and their successors will stand for one-year terms thereafter.

Accordingly, directors elected at this year’s annual meeting will serve for a three-year term expiring at the annual meeting in 2012, and directors currently serving terms that end at the annual meeting in 2010 and 2011 will continue to serve for such terms. If the Amendment is approved, all directors will be elected on an annual basis commencing at the 2012 annual meeting. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal, and vacancies that occur during the year will be filled by the Board to serve until the next annual meeting.

The text of the proposed Amendment, which would replace Article 6, Section 1 and Article 10 of the Company’s Charter in their entirety, is attached as Appendix B to this proxy statement.

Background of Proposal

The question of board structure—annual election versus a classified board—has been the focus of considerable attention over the past several years. The same period has witnessed a range of other related developments: increased use of mechanical stockholder voting standards; increased influence of large investors focused on short-term performance, sometimes at the expense of long-term objectives; and heightened concern about boardroom collegiality.

The Board has evaluated these and other developments carefully on numerous occasions with a focus on ensuring that the Company’s board structure is appropriate in light of general developments and the Company’s particular circumstances. The Board believes that a classified board structure has been and remains in the best interests of the Company and our stockholders. The Board believes that the recent extreme economic downturn and precipitous fall in the stock market are particularly relevant considerations.

At the 2007 annual meeting, a stockholder proposal to declassify the Company’s board received majority support. In light of this vote and a recognition that there are different perspectives on this issue, our Board determined that it was advisable, and in the best interest of stockholders, to submit the proposed Amendment to stockholders for vote.

Required Vote

For the Amendment to become effective, this proposal must receive the affirmative vote of at least 75% of the outstanding shares entitled to vote at the meeting. If the proposal is approved by the required stockholder vote, the Board will take the necessary steps to amend the Company’s Charter as set forth in Appendix B. If the Amendment does not receive this level of stockholder approval, the Amendment will not be implemented and the Company’s current classified board structure will continue.

The Board makes no recommendation either “FOR” or “AGAINST” the proposal to adopt the proposed Amendment and encourages all stockholders to vote as they believe appropriate.

COMPENSATION-RELATED MATTERS

Compensation Discussion and Analysis

Executive Summary—The Purpose of Our Executive Compensation Program

The Limited Brands’ executive compensation program is designed to ensure that the interests of executive officers are closely aligned with those of stockholders. We believe that our program is effective in allowing us to attract, motivate and retain highly qualified senior talent who can successfully deliver outstanding business performance.

We target total compensation for executive officers between the 50th and 75th percentile of the competitive market and believe that this practice allows us to attract and retain executive officers and to provide rewards that are competitive based on the market value for skills needed by our executive officers. In addition, we believe that this practice is appropriate in light of the high level of commitment, job demands and the expected performance contribution required from each of our executive officers in our extremely competitive marketplace.

During 2008, the Compensation Committee took certain additional actions to motivate and retain executives considering the downturn in the economic environment, little or no payout of incentive plan compensation during 2007 and little or no retentive value of unvested equity awards. These actions included the grant of performance-based restricted stock grants to top performing senior executives and the establishment of short-term performance-based incentive compensation targets that appropriately considered the economic environment. We continue to believe that pay realized by executive officers should be very closely aligned with performance that benefits our stockholders. We further believe that our current management team is the right one to lead the Company through challenging and uncertain economic times and it is in the best interest of the Company and stockholders to ensure the retention and motivation of these executives.

The following Compensation Discussion and Analysis outlines additional details regarding the Company’s executive compensation program and policies. The Compensation Committee has provided oversight to the design and administration of the Company’s program and policies, participated in the preparation of the Compensation Discussion and Analysis and recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Governance

Limited Brands’ executive compensation program is overseen by the Compensation Committee of the Board of Directors. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the NYSE and other applicable laws and regulations. Compensation Committee members are selected based on their knowledge and experience in compensation matters from their professional roles and their roles on other boards.

As part of its self-evaluation process, the Compensation Committee considers best practices and compliance with the highest governance standards. In the last year, the Compensation Committee worked to enhance communication between the Committee and the Board and to maximize the effectiveness of the role of the Committee. The role of the Compensation Committee and information about its meetings are set forth on pages 6 and 7 of this proxy statement.

The Compensation Committee’s charter is available on the Company’s website at

http://www.limitedbrands.com.

Compensation Consultant

As permitted by the Compensation Committee charter, the Compensation Committee has retained Watson Wyatt as its independent executive compensation consultant to assist in the Committee’s evaluation of CEO and executive officer compensation levels, severance arrangements and program design. The Compensation Committee, considering recommendations from management, determines the work to be performed by the consultant. The consultant works with management to gather data required in preparing analyses for Committee review.

Specifically, the consultant provides the Compensation Committee with market trend information, data and recommendations to enable the Compensation Committee to make informed decisions and to stay abreast of changing market practices. In addition, Watson Wyatt provided analysis on the alignment of pay and performance and assisted in the process of preparing this disclosure.

The Compensation Committee has the sole authority to retain and terminate any independent executive compensation consultant. In considering the advice provided by an executive compensation consultant, and whether to retain or continue the retention of an executive compensation consultant, the Committee requires that the Company regularly inform the Committee of all work provided or to be provided by the consulting firm and its affiliates to the Company in addition to the executive compensation services provided to the Compensation Committee. In addition, the Compensation Committee reviews all bills rendered by the compensation consulting firm to the Company for services provided to both the Company and the Compensation Committee. In addition to the services provided at the request of the Compensation Committee, management has retained a separate division of Watson Wyatt to perform process review and implementation assistance related to outsourcing the Company’s stock plan administration system, and pays quarterly software usage fees related to a call center tracking system. The fees paid by the Company in 2008 to Watson Wyatt for non-Compensation Committee work constitutes less than one-third of total fees paid to the firm and less than .005% of Watson Wyatt’s firm revenues. The Compensation Committee believes that the provision of this work by Watson Wyatt does not impair the independence and objectivity of advice provided to the Compensation Committee on executive compensation matters.

Committee Delegation

The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems appropriate and in the best interests of the Company. In accordance with its charter, the Compensation Committee has delegated to our Executive Vice President of Human Resources the authority to make grants of stock rights or options under and in accordance with the Company’s stock incentive plan with a value up to $250,000 to any associate that is not a Section 16 officer of the Company or an executive leadership team member.

Company management, including the Executive Vice President of Human Resources and the Senior Vice President of Talent Management and Total Rewards, generally prepare the materials and attend Compensation Committee meetings, along with a representative from the Office of the General Counsel who records the minutes of the meeting, the Chief Administrative Officer and the Chief Financial Officer. This management team proposes compensation program design and recommends compensation levels and stock awards for executives. The CEO does not play a role in recommending his own compensation. The Compensation Committee makes the final determination regarding management’s proposals. The Compensation Committee periodically meets in executive session without management present.

Executive Compensation Philosophy

The Compensation Committee believes that executive compensation programs should be built on a philosophy reflected in clearly articulated guiding principles. We have designed our executive compensation programs with the following guiding principles in mind:

To Pay for Performance.

We believe in paying for results. Accordingly, the primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Individuals in leadership roles are compensated based on a combination of total Company, brand and individual performance factors. Total Company and brand performance are evaluated primarily based on the degree by which pre-established financial targets are met. In 2007 and 2008, this philosophy resulted in short- and long-term incentive payments that were significantly below the targeted level. Additionally, our emphasis on equity compensation has resulted in declines in executive officer equity value consistent with the declines suffered by our stockholders. Individual performance is evaluated based upon several leadership factors, including:

•	Building brand identity;

•	Attaining specific merchandise and financial objectives;

•	Building and developing a strong leadership team; and

•	Developing an effective infrastructure to support future business growth and profitability.

To Pay Competitively.

We are committed to providing a total compensation program designed to attract superior leaders to the Company and to retain performers of the highest caliber. To achieve this goal, we annually compare our pay practices and overall pay levels with other leading retail organizations, and, where appropriate, with non-retail organizations when establishing our pay guidelines.

To Pay Equitably.

We believe that it is important to apply generally consistent guidelines for all executive officer compensation programs. In order to deliver equitable pay levels, the Compensation Committee considers depth and scope of accountability, complexity of responsibility, and executive officer performance, both individually and collectively as a team.

To Encourage Ownership of Company Stock.

We design compensation policies and practices to encourage ownership of Common Stock. Beginning in 2005, the Compensation Committee approved stock ownership guidelines for our executive leadership team and all members of the Board of Directors. The guidelines set a minimum level of ownership value according to the position and responsibility ranging from three to five times annual base salary.

According to these principles, Limited Brands has structured its total compensation for executive officers such that a smaller proportion is fixed compensation and a larger proportion is performance-contingent, aligned with brand and Common Stock performance.

Executive Compensation Practices

The Compensation Committee continually reviews our executive compensation to ensure it best reflects our compensation philosophy. The principal elements of our executive compensation are base salary, short-term performance-based cash incentive compensation and long-term equity-based incentive programs.

In determining the targeted compensation level for our executive officers, the Compensation Committee considers the recommendations of management (except with regard to Mr. Wexner) in light of the following:

•	Individual performance and future potential;

•	Market practice; and

•	Scope of the executive’s responsibilities and duties.

Although there is no formal policy for a specific allocation between short-and long-term compensation, or between cash and non-cash compensation, the Compensation Committee has established a pay mix for executive officers that places greater emphasis on performance-based and equity compensation. The pay mix is designed to generally reflect market practice and to provide executive officers with attractive levels of current pay while encouraging officers to remain with our Company for the long-term. When setting the amount of compensation to be awarded in a given year, the Compensation Committee considers the relative proportion of total compensation delivered on a current and long-term basis and in the form of cash and equity prior to making changes to compensation levels.

Long-term equity compensation in the form of restricted stock is generally performance-based and can be realized only if the executive officers achieve financial goals. Performance-based equity awards and stock options help to align the interests of our executive officers with those of our stockholders, ensuring that our executive officers realize similar gains and losses as our stockholders. Because they are tied to key performance measures, they also support our key brand and human capital strategies. Additionally, we believe that performance-based and time vested long-term compensation increases the likelihood that we will be able to retain top performers.

Short-term performance-based incentive compensation is linked to the achievement of predetermined operating income goals and will be increased or decreased based on the performance of our Company over the measurement period. Actual compensation realized therefore may be more or less than the targeted compensation opportunity in any given year.

The Compensation Committee believes that, in addition to short- and long-term compensation, it is important to provide our executive officers with competitive post-employment compensation. Post-employment compensation consists of two main types—qualified and non-qualified defined contribution retirement plan benefits and termination benefits. The Compensation Committee believes that retirement plan benefits and termination benefits are important components in a well-structured executive officer compensation package, and the Compensation Committee seeks to ensure that the combined package is competitive at the time the package is negotiated with the executive officer. As discussed below, as the founder of the Company, our CEO is not entitled to any termination benefits. Our retirement plans and certain termination benefits are described below on pages 27 and 28, respectively. In addition, tabular disclosure of certain termination benefits is set forth below under the heading “Retirement and Other Post-Employment Benefits.”

We will retroactively adjust previously awarded bonuses or vested equity compensation in the event of a restatement of financial or other performance results in accordance with the relevant provisions of the Sarbanes-Oxley Act.

The Compensation Committee reviewed all of the components of the named executive officers’ compensation for the years 2006, 2007 and 2008, including salary, short-term incentive compensation, realized and unrealized gains on stock options and restricted stock, the cost to the Company of all perquisites, payout obligations under the Company’s non-qualified deferred compensation plan and supplemental executive retirement plan and potential payouts under several potential severance and change-in-control scenarios. Tally sheets including all of the above components were reviewed by the Compensation Committee to determine the reasonableness of the compensation of the named executive officers. The Compensation Committee concluded that compensation levels are reasonable and in the best interests of Limited Brands and its stockholders. The Compensation Committee will continue to review tally sheets at least annually.

Market practice consideration consists of a comparison of the target and actual compensation for our named executive officers to publicly available data on base salary, bonus and long-term incentive compensation for executives from a peer group consisting of 20 national and regional specialty and department store retail organizations to benchmark the appropriateness and competitiveness of their compensation. In 2008, with the assistance of Watson Wyatt, this list of peer companies was changed to appropriately reflect our current business, including the divestiture of our apparel brands in 2007. The peer group companies were chosen because of their general similarity to Limited Brands in total revenue, business and merchandise focus, geographic location and/or their frequent competition with the Company for executive talent. The changes in 2008 included the addition of Avon, DSW, Estee Lauder and Tween Brands and the removal of Best Buy, Chico’s, Men’s Wearhouse and Talbots. For the 2008 fiscal year, the comparison companies were:

Abercrombie & Fitch	DSW	Nordstrom
American Eagle Outfitters	Estee Lauder	Polo Ralph Lauren
Ann Taylor	Gap	Target
Avon	JCPenney	TJX Companies
Bed Bath & Beyond	Kohl’s	Tween Brands
Liz Claiborne	Macy’s	Williams-Sonoma
Coach	Nike

This peer group is comprised of a subset of companies in the S&P 500 Retail Composite Index represented in the 5 Year Cumulative Total Return Graph included in our Annual Report on Form 10-K for the 2008 fiscal year.

For 2008, total direct compensation at target, including base salary, performance-based incentive compensation and equity-based incentives, was strategically positioned above the median of the companies against which we benchmark our compensation. Actual performance results for 2008 were below targeted levels and as a result, actual compensation was below targeted levels.

Based on a comparison of total compensation realized during 2007 and 2008 and the performance of the Company compared to our peer group, the Compensation Committee believes that total pay realized by the named executive officers is aligned with performance and is reasonable based on total returns delivered to our stockholders.

While the Compensation Committee has not established a formal policy regarding the evaluation of the total compensation of the CEO relative to the other executive officers, it does evaluate compensation levels to ensure fairness based on individual performance and the size, importance and complexity of each executive officer’s position.

Base Salary.

The Compensation Committee annually reviews and approves the base salary of each executive officer. In determining base salary adjustments, the Compensation Committee considers the size and responsibility of the individual’s position, total Company and brand performance, the officer’s overall performance and future potential and the level of overall compensation paid by competitors for comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals; brand strategy execution and business growth goals; the recruitment and development of leadership talent; and commitment to living the values of Limited Brands. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

In April 2008, based on these factors, the base salaries of the named executive officers were adjusted as follows:

	2007 Base Salary	2008 Base Salary	% Increase
Mr. Wexner	$1,850,000	$1,924,000	4.0%
Mr. Burgdoerfer	$650,000	$725,000	11.5%
Ms. Turney	$1,200,000	$1,250,000	4.2%
Mr. Redgrave	$1,000,000	$1,040,000	4.0%
Ms. Neal	$900,000	$927,000	3.0%

In response to the downturn in the economic environment and consistent with the Company’s cost-saving measures, the base salaries for the executive officers for 2009 has been fixed at 2008 levels.

Short-Term Performance-Based Incentive Compensation.

Our short-term, performance-based incentive compensation program for executive officers provides for incentive payments for each six-month operating season. These incentive payments are based on the attainment of pre-established objective financial goals and are intended to motivate executives to work effectively to achieve financial performance objectives and reward them when objectives are met and results are certified by the Compensation Committee. Our approach for paying the amounts earned in cash and/or stock is described below.

The target cash incentive compensation opportunity for each eligible executive is set at a percentage of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved or exceeded. The threshold, target and maximum short-term performance-based non-equity incentive payout opportunities of our named executive officers for fiscal 2008 are set forth in the Grants of Plan-Based Awards table on page 33. Actual payouts under this plan for fiscal 2008 are set forth below under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 31.

The pre-established objective financial goals under this plan for fiscal year 2008 were based on operating income. Operating income is used because it measures performance over which executives can have significant impact. Operating income is also directly linked to the Company’s long range growth plan and to performance that drives stockholder value. For executives that are dedicated to a single brand, their goals are based solely on their brand’s operating income. For executives that have enterprise-wide responsibility, their goals are based 80% on a weighted average of the percentage achievement of major brand operating income targets and 20% on total Company operating income.

The following table shows each named executive officer’s incentive compensation target percentage of base salary and the operating income performance incentive goals and weighting used to determine the incentive payment:

Executive Officer	Target % of Base Salary	Performance Incentive Goal Metric and Weighting
		Brand Operating Income	Total Limited Brands Operating Income
Mr. Wexner	160%	80% weighted average of percentage achievement of Victoria’s Secret, Bath & Body Works, LaSenza and Mast operating income targets	20%
Mr. Burgdoerfer	100%
Mr. Redgrave	130%
Ms. Turney	150%	100% Victoria’s Secret	0%
Ms. Neal	110%	100% Bath & Body Works	0%

We set operating income goals at the beginning of each six-month season based on an analysis of historical performance, income expectations for that brand, financial results of other comparable businesses and progress toward achieving our strategic plan.

In 2008, the Compensation Committee set targets that reflected the challenging economic environment, recognizing that historical growth rates are no longer appropriate considering the significant downturn in the retail environment. The seasonal operating income growth targets for Spring and Fall (by brand) for each of Messrs. Wexner, Burgdoerfer and Redgrave were: Victoria’s Secret, -8%, 18%; Bath & Body Works, 108%, -7%; other brands, 7%, -12%; and total Limited Brands, 28%, 8%, respectively. The relative weight assigned to each brand or category was 52%, 20%, 8% and 20%, for Victoria’s Secret, Bath & Body Works, other brands and total Limited Brands, respectively. The operating income growth targets for Ms. Turney, based solely on Victoria’s Secret, were -8% and 18% and for Ms. Neal, based solely on Bath & Body Works, were 108% and -7% for Spring and Fall, respectively.

The Compensation Committee believes that these operating income targets reflect performance that will lead to long-term preservation of stockholder value in an economic downturn and do not encourage our executive officers to take unnecessary and excessive risks.

We do not believe that disclosure of our 2009 performance targets is relevant to an understanding of compensation for our 2008 fiscal year.

To encourage stock ownership and to foster executive retention, executives at the Vice President level or above can elect to receive up to 25% of their short-term performance-based incentive compensation in the form of Common Stock and receive a 25% match in the form of a restricted stock grant, subject to three-year cliff vesting. Executives covered by the share ownership guidelines (described on page 29) who have not met the minimum ownership requirement are required to receive at least 15% of their incentive compensation payment in the form of Common Stock. For these executives, only the amount elected above the required 15% is matched with a restricted stock grant, as discussed above.

Equity-Based Incentive Programs.

The Compensation Committee believes that long-term equity-based compensation encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. Our equity-based incentive program includes stock options, performance-based restricted stock and time vested restricted stock.

Equity awards are dated effective the later of the date of approval or the effective date for grants in connection with hirings, promotions, etc.

Stock Options.

Stock options comprise 25% of the annual value of the Company’s long-term incentive program. Stock options are awarded to align executive interests with stockholder interests by creating a direct link between compensation and stockholder return and to help retain executives. In 2008, stock options were awarded to our named executive officers in the amounts set forth below in the Grants of Plan-Based Awards table on page 33. The options granted to each executive officer vest, subject to continued employment, in four equal installments beginning on the first anniversary of the grant date. The exercise price for these options is equal to the closing price of the underlying Common Stock on the date of the grant.

Restricted Stock.

Performance-based restricted stock comprises 75% of the value of executives’ annual equity-based incentive opportunity. Performance-based restricted stock is awarded to link compensation to business performance, encourage ownership of Company stock, retain superior executive talent, and reward exceptional executive performance. Executives are awarded an annual target number of shares based on guidelines which include the individual’s performance and responsibility level, competitive practice and the market price of Common Stock.

The performance-based restricted stock target is broken down into seasonal targets for Spring and Fall and is adjusted up or down based upon the extent to which the pre-established objective financial goals for each season are achieved or exceeded. The number of shares earned can range from zero to double the target. The performance-based restricted stock metrics are the same metrics used to determine payments under the short-term performance-based incentive compensation program outlined above. Once earned, the Spring portion of the award vests on the second anniversary of the grant date and the Fall portion of the award vests on the third anniversary of the grant date, in each case subject to continued employment.

In addition to the annual performance-based restricted stock award, the Compensation Committee approved special performance-based restricted stock awards for the named executive officers, excluding Mr. Wexner. The awards were granted to address retention of key talent. For the named executive officers with the exception of Ms. Turney, the awards were based on a targeted multiple of base salary and vest 100% three years from the date of grant. Ms. Turney’s award was set at one million shares, was designed to provide significant retentive value and vests over seven years, 40% after four years and 20% after each of five, six and seven years. These awards will be earned only if the Company achieves operating income as a percentage of sales above the median of this performance measure for the companies listed in the S&P 500 Retailing Index in 2008, 2009 or 2010. In connection with these awards, each executive officer has agreed to provide at least three months’ notice before resigning their employment with the Company.

The performance-based restricted stock awarded to the named executive officers in 2008 is detailed in the Grants of Plan-Based Awards table on page 33.

Time vested restricted stock is awarded to executives to encourage ownership of Company stock, as a hiring and retention incentive, to recognize significant promotions, as a match on an executive’s election to receive his or her cash performance-based incentive compensation in stock and as deemed appropriate by the Compensation Committee. The Compensation Committee awarded our named executive officers restricted stock in 2008 in the amounts set forth below in the Grants of Plan-Based Awards table on page 33, which vest 100% three years from the grant date, subject to continued employment.

Retirement Plan Benefits.

The Company does not sponsor a defined benefit retirement plan as we do not believe that such a plan best serves the needs of our associates or the business. The Company sponsors a tax-qualified defined contribution retirement plan and a non-qualified supplemental defined contribution retirement plan. Participation in the qualified plan is available to associates who meet certain age and service requirements. Participation in the non-qualified plan is made available to associates who meet certain age, service, job level and compensation requirements. Our executive officers participate in these plans based on these requirements.

The qualified plan permits associates to elect contributions up to the maximum limits allowable under the Internal Revenue Code. The Company matches associates’ contributions according to a predetermined formula and contributes additional amounts based on a percentage of the associates’ eligible annual compensation and years of service. Associates’ contributions and Company matching contributions vest immediately. Additional Company contributions and the related investment earnings are subject to vesting based on years of service.

The non-qualified plan is an unfunded plan which provides benefits beyond the Internal Revenue Code limits for qualified defined contribution plans. The plan permits participating associates to elect contributions up to a maximum percentage of eligible compensation. The Company matches associates’ contributions according to a predetermined formula and credits additional amounts based on a percentage of the associates’ eligible compensation and years of service. The plan also permits associates to defer additional compensation up to a maximum amount which the Company does not match. Associates’ accounts are credited with interest using a rate determined annually based on an evaluation of the 10-year and 30-year borrowing rates available to the Company. Associates’ contributions and the related interest vest immediately. Company contributions and credits and the related interest are subject to vesting based on years of service. Associates generally may elect in-service distributions for the unmatched deferred compensation component only. The remaining vested portion of associates’ accounts in the plan will be distributed upon termination of employment in either a lump sum or in equal annual installments over a specified period of up to 10 years.

Perquisites.

We provide our executive officers with perquisites that the Compensation Committee believes are reasonable and in the best interests of the Company and its stockholders. We provide our executive leadership team, including our named executive officers, reimbursement of financial planning costs of up to $15,000. We also provide for certain senior executives reimbursement of up to $10,000 of eligible medical costs not covered under the Company’s standard health benefit package. Ms. Turney has a life insurance policy with premiums that are paid by the Company. We also provide for tax equalization payments on certain taxable income in order to maximize the benefit provided by such items. Ms. Turney receives an allowance equal to the amount that the Company would have had to pay for Ms. Turney to stay in a hotel during her business related travel to New York.

The Board of Directors has approved a security program (the “Security Program”) that provides security services to Mr. Wexner and his family. We require these security measures for our benefit and believe these security costs are appropriate given the risks associated with Mr. Wexner’s role and position.

The Security Program also requires Mr. Wexner to use corporate provided aircraft, or private aircraft that is in compliance with the Security Program, whether the purpose of the travel is business or personal. To the extent any of the corporate provided aircraft is used by Mr. Wexner or any executive officer for personal purposes, as a general rule, he or she has reimbursed the Company based on the greater of the amount established by the IRS as reasonable for personal use or the aggregate incremental cost associated with the personal use of the corporate owned aircraft as determined by an independent, third party aircraft costing service. During 2008, Ms. Turney and Mr. Burgdoerfer each used corporate aircraft for personal purposes without reimbursing the cost as noted above. In Ms. Turney’s case, the Company was unable to bill for reimbursement for one flight taken prior to the execution of an aircraft lease agreement in compliance with aviation rules. The value of this flight was $1,708. In Mr. Burgdoerfer’s case, he used corporate aircraft for personal purposes on a single occasion at the Company’s request. The total value of Mr. Burgdoerfer’s personal aircraft usage was $9,251.

Severance Agreements and Change in Control Agreements.

The Compensation Committee believes that severance arrangements have unique characteristics and value. For example, severance agreements are required for prospective executives to accept employment with Limited Brands who may forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption. Generally, executives are not willing to accept such risks and costs without protection in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often look to severance agreements to provide protection for lost professional opportunities in the event of a change in control and consequently assign significant value to them. The Compensation Committee believes that our current severance arrangements protect stockholder interests by retaining management should periods of uncertainty arise. Because our severance arrangements are structured to serve the above purposes and because severance agreements represent a contractual obligation of our Company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements.

Due to his unique role as the founder of the Company, Mr. Wexner is not covered by a severance or change in control agreement. However, under the terms of our Stock Option and Performance Incentive Plan, in the event of a change in control or death, all unvested stock awards will become vested. Also under the plan, upon retirement, Mr. Wexner’s restricted stock will vest pro-rata based on the fraction of whole years from the grant date over the full vesting period (i.e., one-third will vest if one full year is completed from the grant date for a grant that otherwise would vest 100% three years from the grant date).

The Company has entered into severance and change in control agreements with our named executive officers other than Mr. Wexner as noted above. The benefits payable under these arrangements in certain circumstances are disclosed below on pages 39-43. These agreements generally provide that, if we fail to extend the executive’s agreement or terminate the executive’s employment without cause, or if the executive terminates the executive’s employment for good reason, the executive will continue to receive the executive’s base salary for one year after the termination date. If the executive agrees to execute a general release of claims against the Company, the executive will also be entitled to receive an additional year of salary continuation and the amount of the incentive compensation that the executive would have otherwise received during the first year after termination. In connection with a change in control of Limited Brands, in the event that the executive’s employment is terminated either by us without cause or by the executive for good reason, subject to the executive’s execution of a general release of claims against us, the executive would be entitled to a severance benefit equal to two times the executive’s base salary, plus an amount equal to the sum of the executive’s four previous semi-annual payouts under our incentive compensation plan, together with a pro-rata amount for the incentive compensation performance period in which the executive’s employment terminated. In addition, any unvested stock awards would become vested. In the event any “parachute” excise tax is imposed on the executive, certain executives will be entitled to tax reimbursement payments.

Share Ownership Guidelines.

The Compensation Committee strongly encourages share ownership by the Company’s executives. In January 2005, the Company introduced minimum shareholding guidelines to be met by 2010 for the executive officer group. Any individual promoted or hired into a position subject to these guidelines will have a five-year period within which to meet the share ownership requirements. The shareholding requirements reflect the value of shares held and can be met through direct or beneficial ownership of shares, including shares held through the Company’s stock and retirement plans. In addition to aligning the interests of our executive officers with those of our stockholders, the share ownership guidelines promote a long-term focus and discourage engagement in risky business activities.

Title	Share Ownership Guideline
Chief Executive Officer	5 times base salary
Other Named Executive Officers	3 times base salary

Generally, it is anticipated that all of the named executive officers will hold shares with a value in excess of the ownership guidelines by the end of the 2009 fiscal year, or if later, within five years of becoming subject to the guidelines. Details regarding the ownership of shares by the named executive officers are set forth on the Security Ownership of Directors and Management table.

In addition to share ownership guidelines for executives, after four years of membership on the Board, members of the Board of Directors must maintain ownership of at least the number of shares received as Board compensation over the previous four years.

Other—Tax Deductibility.

The Compensation Committee seeks to structure executive compensation in a tax efficient manner. The Limited Brands 2007 Cash Incentive Compensation Performance Plan is intended to qualify payments under the Company’s performance-based incentive compensation program for tax deductibility under Section 162(m) of the Internal Revenue Code. To maintain flexibility in structuring executive compensation to attract highly qualified executive talent, and to further our business goals and compensation philosophy, the Compensation Committee has elected not to adopt a policy requiring all compensation to be tax deductible.

CEO Compensation.

Mr. Wexner has been CEO since founding the Company in 1963. Limited Brands conducts the same type of competitive review and analysis to determine base salary and incentive guidelines for Mr. Wexner’s position as it does for the other named executive officers.

In 2008, as in prior years, in establishing Mr. Wexner’s compensation package the Compensation Committee considered competitive practices, the extent to which Limited Brands achieved operating income and sales objectives, progress regarding brand strategy, and the continued recruitment and development of key leadership talent. These factors are considered in the aggregate, and none of these factors is accorded specific weight.

As described earlier, the Compensation Committee and Limited Brands continue to emphasize variable, performance-based compensation components for all executives, including Mr. Wexner. Accordingly, as a result of fiscal 2007 performance, in early 2008 Mr. Wexner’s base salary was adjusted by 4.0% from $1,850,000 to $1,924,000 while his incentive compensation target remained at 160%. In establishing these compensation elements, the Compensation Committee considered the financial results for fiscal 2007, changes in stockholder value, Mr. Wexner’s progress in recruiting and developing senior leadership talent, and continued focus on the brand development strategy.

In fiscal 2008, the Company posted net sales of $9.0 billion, a decrease of 11% compared to net sales in fiscal 2007. Fiscal 2008 net income was $220 million, which was 69% below net income for fiscal 2007. In 2008, earnings per diluted share were $0.65 per share, a decrease of 66% compared to fiscal 2007 earnings per diluted share. In 2008, net income included the following items:

•	A pre-tax charge of $215 million to reduce the carrying value of La Senza goodwill and other intangible assets;

•	A pre-tax gain of $128 million related to the sale of a non-core joint venture;

•	A pre-tax charge of $23 million for severance related to the reduction of roughly 10% of home office head count, or approximately 400 associates;

•	A pre-tax charge of $19 million related to the impairment of the investment carrying value of another non-core joint venture;

•	A tax benefit of $15 million primarily related to certain discrete foreign and state income tax items; and

•	A pre-tax gain of $13 million related to a $71 million cash distribution from Express.

(The corresponding results determined in accordance with generally accepted accounting principles are included in Item 8 of the Financial Statements and Supplementary Data of Limited Brands’ 2008 Annual Report on Form 10-K which is being sent with this proxy statement).

These fiscal 2008 results were below targeted performance objectives established by the Compensation Committee for the Fall season. As a result, the annual cash incentive payment earned by Mr. Wexner was below target level for the year.

Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our CEO, Chief Financial Officer and our three other most highly compensated executive officers during the fiscal year ended January 31, 2009 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings ($)(6)	All Other Compen- sation ($)(7)	Total ($)
Leslie H. Wexner	2008	$1,909,769	$0	$1,449,406	$1,087,514	$1,523,192	$252,015	$1,312,532	$7,534,428
Chairman of the Board, CEO	2007	1,834,615	0	1,331,729	1,502,449	436,896	129,397	1,588,885	6,823,971
	2006	1,823,269	0	732,594	1,713,406	3,213,754	238,796	1,657,366	9,379,185

Sharen J. Turney	2008	1,240,385	2,006,173	3,554,088	355,962	1,090,500	112,060	458,882	8,818,050
Executive Vice President, CEO/President, Victoria’s Secret	2007	1,180,769	857,144	851,638	3,361,919	274,176	52,850	509,998	7,088,494
	2006	1,086,731	0	471,061	(1,625,637)	1,813,680	88,318	488,192	2,322,345

Martyn R. Redgrave	2008	1,032,308	0	1,281,054	722,317	668,970	45,465	219,797	3,969,911
Executive Vice President, Chief Administrative Officer	2007	990,385	0	470,755	649,839	177,120	18,541	204,924	2,511,564
	2006	975,962	0	339,362	459,561	1,293,672	15,586	122,663	3,206,806

Diane L. Neal	2008	921,808	0	1,094,226	104,489	241,873	16,683	121,047	2,500,126
Executive Vice President, CEO, Bath & Body Works(8)	2007	865,385	0	393,424	72,644	288,000	5,646	1,906	1,627,005

Stuart B. Burgdoerfer	2008	710,577	0	735,050	165,783	358,730	3,336	174,315	2,147,791
Executive Vice President, Chief Financial Officer(8)	2007	636,538	0	249,366	137,575	208,000	421	337,282	1,569,182

(1)	Base salary paid in 2006 reflects a 53-week fiscal year.

(2)

Performance-based incentive compensation bonuses are disclosed in this table under Non-Equity Incentive Plan Compensation. Ms. Turney received a cash bonus in the amount of $442,833 pursuant to her employment agreement. Ms. Turney also received a cash payment in the amount of $1,563,340 in connection with a guaranteed minimum gain on the options awarded under Ms. Turney’s employment offer in 2000.

(3)

The value of stock and option awards reflects the 2008 fiscal year expense, excluding estimated forfeitures, recognized by the Company under Financial Accounting Standard 123(R) “Share-Based Payments” (FAS123R) for each award. Stock options are valued using the Black-Scholes option pricing model with the assumptions as set forth in Note 20 to the Company’s financial statements filed on March 27, 2009 on Form 10-K for stock options granted during the 2008, 2007 and 2006 fiscal years and as set forth in Note 17 to the Company’s financial statements filed March 28, 2008 on Form 10-K for stock options granted during the 2005 fiscal year.

(4)	Stock and option awards were granted to each executive officer under the Company’s amended and restated 1993 Stock Option and Performance Incentive Plan.

(5)

Represents the aggregate of the non-equity performance-based incentive compensation for the applicable fiscal Spring and Fall selling seasons. Incentive compensation targets are set based on a percentage of base pay and are paid seasonally based on the achievement of operating income results. The following table illustrates the amount of the compensation paid in cash, stock and voluntarily deferred:

	Paid in Cash	Paid in Stock	Deferred Cash	Deferred Stock	Total
Mr. Wexner	$1,523,192	$0	$0	$0	$1,523,192
Ms. Turney	1,057,785	0	32,715	0	1,090,500
Mr. Redgrave	381,313	0	20,069	267,588	668,970
Ms. Neal	234,617	0	7,256	0	241,873
Mr. Burgdoerfer	253,400	94,568	10,762	0	358,730

(6)

Limited Brands does not sponsor any tax-qualified or non-qualified defined benefit retirement plans. For fiscal 2008, the amounts shown represent the amount by which earnings of 7.625% on each executive officer’s non-qualified deferred compensation account balance exceeds 120% of the applicable federal long-term rate.

(7)	The following table details all other compensation paid to each executive officer during our last fiscal year:

	Financial planning services provided to executive		Life insurance premiums paid on executive’s behalf	Tax equal- ization payments	Reimburse- ment of medical costs not covered by the Company’s standard health plan	Housing and relocation benefits	Security services paid by the Company	Personal use of corporate- provided aircraft(a)	Company contributions to the executive’s qualified and non-qualified retirement plan account	Total
Mr. Wexner	$0		$0	$11,450	$4,525	$0	$965,000	$0	$331,557	$1,312,532
Ms. Turney	9,880		7,730	15,931	4,294	27,600	0	1,708	391,739	458,882
Mr. Redgrave	0		0	6,793	2,485	0	0	0	210,519	219,797
Ms. Neal	30,000	(b)	0	4,859	2,758	25,000	0	0	58,430	121,047
Mr. Burgdoerfer	7,000		0	8,692	3,432	0	0	9,251	145,940	174,315

(a)

The Company may make corporate-provided aircraft available to executive officers for personal purposes. In consideration, in most cases, the executive officer has reimbursed the Company based on the greater of the amount established by the IRS as reasonable for personal use or the aggregate incremental cost associated with the personal use of the corporate owned aircraft as determined by an independent, third party aircraft costing service. During 2008, Ms. Turney and Mr. Burgdoerfer each used corporate aircraft for personal purposes without reimbursing the cost in the amounts noted above.

(b)	Amount includes reimbursement for services covering two years.

(8)	Ms. Neal and Mr. Burgdoerfer became executive officers during 2007. Therefore, only amounts earned for 2007 and 2008 are disclosed.

Grants of Plan-Based Awards for Fiscal 2008

The following table provides information relating to plan-based awards and opportunities granted to the named executive officers during the fiscal year ended January 31, 2009.

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leslie H. Wexner	SO	3/31/2008	$0	$0	$0	0	0	0	0	168,772	$17.10	$585,386
	PRS-S	3/31/2008	0	0	0	13,502	67,509	135,018	83,508	0	0	1,329,447
	PRS-F	8/19/2008	0	0	0	20,253	101,263	202,526	0	0	0	0
	IC		615,680	3,078,400	6,156,800	0	0	0	0	0	0	0

Sharen J. Turney	SO	3/31/2008	0	0	0	0	0	0	0	57,237	17.10	198,527
	RS	3/31/2008	0	0	0	0	0	0	33,333	0	0	530,995
	PRS	3/31/2008	0	0	0	0	0	0	1,000,000	0	0	14,200,000
	PRS-S	3/31/2008	0	0	0	4,579	22,895	45,790	33,289	0	0	529,961
	PRS-F	8/19/2008	0	0	0	6,868	34,342	68,684	0	0	0	0
	IC		375,000	1,875,000	3,750,000	0	0	0	0	0	0	0

Martyn R. Redgrave	SO	3/31/2008	0	0	0	0	0	0	0	68,421	17.10	237,318
	PRS	3/31/2008	0	0	0	0	0	0	152,100	0	0	2,334,735
	PRS-S	3/31/2008	0	0	0	5,474	27,368	54,736	33,855	0	0	538,972
	PRS-F	8/19/2008	0	0	0	8,211	41,053	82,106	0	0	0	0
	RSM	9/5/2008	0	0	0	0	0	0	2,021	0	0	38,338
	IC		270,400	1,352,000	2,704,000	0	0	0	0	0	0	0

Diane L. Neal	SO	3/31/2008	0	0	0	0	0	0	0	40,658	17.10	141,022
	PRS	3/31/2008	0	0	0	0	0	0	135,600	0	0	2,081,460
	PRS-S	3/31/2008	0	0	0	3,253	16,263	32,526	9,644	0	0	153,532
	PRS-F	8/19/2008	0	0	0	4,879	24,395	48,790	0	0	0	0
	IC		203,940	1,019,700	2,039,400	0	0	0	0	0	0	0

Stuart B. Burgdoerfer	SO	3/31/2008	0	0	0	0	0	0	0	31,798	17.10	110,291
	PRS	3/31/2008	0	0	0	0	0	0	84,800	0	0	1,301,680
	PRS-S	3/31/2008	0	0	0	2,544	12,719	25,438	15,734	0	0	250,485
	PRS-F	8/19/2008	0	0	0	3,816	19,079	38,158	0	0	0	0
	RSM	9/5/2008	0	0	0	0	0	0	1,051	0	0	19,937
	IC		145,000	725,000	1,450,000	0	0	0	0	0	0	0

(1)	Award types are as follows:

IC	Cash performance-based incentive compensation
PRS-F	Performance-based restricted stock—no shares were earned based on Fall performance
PRS-S	Performance-based restricted stock—earned based on Spring performance
PRS	Performance-based restricted stock award
RS	Time vested restricted stock
RSM	Restricted stock granted as a match on an executive’s election to receive his or her cash performance-based incentive compensation in stock
SO	Non-qualified and/or incentive stock options

(2)

Non-Equity Incentive Plan Awards represent the Threshold, Target and Maximum payments under the Company’s Performance-Based Incentive Compensation Plan for the 2008 Spring and Fall seasons. The actual amount earned under this plan is disclosed in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(3)

Equity Incentive Plan Awards represent the Threshold, Target and Maximum payments of performance-based restricted stock for the 2008 Spring and Fall seasons. The actual number of performance-based restricted stock shares earned is disclosed in the “All Other Stock Awards: Number of Shares of Stock or Units” column of this table.

(4)	Stock Awards were granted pursuant to the Company’s amended and restated 1993 Stock Option and Performance Incentive Plan.

Stock Awards granted to executive officers Wexner, Turney, Redgrave, Neal, and Burgdoerfer on March 31, 2008 represent 40% of the annual performance-based restricted stock target. These awards were earned based on achievement of operating income targets for the Spring season 2008 and vest on March 31, 2010.

Stock Awards granted to executive officers Wexner, Turney, Redgrave, Neal, and Burgdoerfer, on August 19, 2008, represent 60% of the annual performance-based restricted stock target. No awards were earned based on operating income results for the Fall season.

Special performance-based restricted stock awards were granted on March 31, 2008. For executive officers Redgrave, Neal and Burgdoerfer, the awards vest 100% 3 years from the date of grant. Ms. Turney’s award vests over 7 years, 40% after four years and 20% after each of five, six and seven years. These awards will be earned and vest only if the Company achieves operating income as a percentage of sales above the median of this performance measure for the companies listed in the S&P 500 Retailing Index in 2008, 2009 or 2010.

Stock Awards granted on September 5, 2008, represent awards made in connection with each executive officer’s election to receive a portion of his or her cash-based incentive compensation bonus in shares of Common Stock. The grants were made based on the Spring 2008 bonus. These grants vest 100% three years from the grant date, subject to continued employment and holding of the incentive compensation paid in stock in lieu of cash.

The restricted stock award of 33,333 shares granted on March 31, 2008 to Ms. Turney was made under the terms of her employment agreement and vests in three equal annual installments over three years from the grant date.

In each case, the vesting of these awards is subject to continued employment.

Dividends are not paid or accrued on stock awards or stock units until such shares vest.

(5)

Option Awards were granted pursuant to the Company’s amended and restated 1993 Stock Option and Performance Incentive Plan. Option grant dates were established on the date the grants were approved by the Compensation Committee of the Board and the Exercise Price is the closing price of Company’s stock on the Grant Date.

Option Awards granted on March 31, 2008, were granted in connection with the Company’s long-term incentive program. These grants vest in four equal installments beginning on the first anniversary of the grant date, subject to continued employment.

(6)

The value of stock and option awards reflects the grant date fair value under FAS123R for each award. Options are valued using the Black-Scholes option pricing model with the following assumptions as set forth in the Company’s financial statements filed on March 27, 2009, on Form 10-K for the 2008 fiscal year: dividend yield of 3.4%, volatility of 29%, risk free interest rate of 2.5%, and expected life of 5.2 years. Restricted stock is valued based on the fair market value of a share of Common Stock on the date of grant, adjusted for anticipated dividend yields.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2008

The following table provides information relating to outstanding equity awards granted to the named executive officers at fiscal year end, January 31, 2009.

Name	Option Awards								Restricted Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(30)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leslie H. Wexner	2/4/2002	421,600	\0		0	$16.84		2/4/2012
	2/3/2003	379,440	0		0	12.01		2/3/2013
	2/2/2004	379,440	0		0	17.78		2/2/2014
	3/31/2005	247,500	82,500	(1)	0	24.30		3/31/2015
	3/31/2006	41,250	41,250	(2)	0	24.46		3/31/2016
	3/30/2007	26,625	79,875	(3)	0	26.06		3/30/2017
	3/31/2008		168,772	(4)	0	17.10		3/31/2018
									8/24/2006	61,360	(12)	$485,971	0	$0
									9/8/2006	3,438	(13)	27,229	0	0
									3/9/2007	4,300	(14)	34,056	0	0
									3/30/2007	15,719	(15)	124,494	0	0
									3/31/2008	83,508	(16)	661,383	0	0

Sharen J. Turney	6/26/2000	202,897	0		0	20.28	(31)	6/26/2010
	2/3/2003	26,350	0		0	12.01		2/3/2013
	2/2/2004	56,214	14,052	(5)	0	17.78		2/2/2014
	3/31/2005	75,000	25,000	(1)	0	24.30		3/31/2015
	3/31/2006	7,500	7,500	(2)	0	24.46		3/31/2016
	3/31/2008	0	57,237	(4)		17.10		3/31/2018
									2/24/2006	7,196	(17)	56,992	0	0
									5/24/2006	11,111	(18)	87,999	0	0
									8/24/2006	5,610	(12)	44,431	0	0
									9/8/2006	3,102	(13)	24,568	0	0
									3/9/2007	1,183	(14)	9,369	0	0
									3/30/2007	2,428	(15)	19,230	0	0
									3/30/2007	22,222	(19)	175,998	0	0
									9/7/2007	278	(20)	2,202	0	0
									3/31/2008	33,289	(16)	263,649	0	0
									3/31/2008	33,333	(21)	263,997	0	0
									3/31/2008	1,000,000	(22)	7,920,000	0	0

Martyn R. Redgrave	3/8/2005	112,500	37,500	(6)	0	24.61		3/8/2015
	3/31/2006	7,500	7,500	(2)	0	24.46		3/31/2016
	5/24/2006	37,500	37,500	(7)	0	26.99		5/24/2016
	6/22/2006	11,000	11,000	(8)	0	25.32		6/22/2016
	3/30/2007	21,575	64,725	(3)	0	26.06		3/30/2017
	3/31/2008		68,421	(4)	0	17.10		3/31/2018
									3/8/2005	25,000	(23)	198,000	0	0
									2/24/2006	1,784	(17)	14,129	0	0
									5/24/2006	5,000	(18)	39,600	0	0
									8/24/2006	9,504	(12)	75,272	0	0
									9/8/2006	651	(13)	5,156	0	0
									3/9/2007	1,731	(14)	13,710	0	0
									3/30/2007	4,251	(15)	33,668	0	0
									9/7/2007	515	(20)	4,079	0	0
									3/31/2008	33,855	(16)	268,132	0	0
									3/31/2008	152,100	(24)	1,204,632	0	0
									9/5/2008	2,021	(25)	16,006	0	0

Name	Option Awards							Restricted Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Un-exercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(30)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Diane L. Neal	11/20/2006	12,500	12,500	(9)	0	$30.67	11/20/2016
	3/30/2007	1,750	5,250	(3)	0	26.06	3/30/2017
	3/31/2008		40,658	(4)	0	17.10	3/31/2018
								11/20/2006	21,000	(26)	$166,320	0	$0
								7/27/2007	15,560	(27)	123,235	0	0
								3/31/2008	9,644	(16)	76,380	0	0
								3/31/2008	135,600	(24)	1,073,952	0	0

Stuart B. Burgdoerfer	11/2/2006	25,000	25,000	(10)	0	29.66	11/2/2016
	4/9/2007	3,124	9,376	(11)	0	26.86	4/9/2017
	3/31/2008		31,798	(4)	0	17.10	3/31/2018
								11/2/2006	20,000	(28)	158,400	0	0
								4/9/2007	9,304	(29)	73,688	0	0
								3/31/2008	15,734	(16)	124,613	0	0
								3/31/2008	84,800	(24)	671,616	0	0
								9/5/2008	1,051	(25)	8,324	0	0

(1)	Options vest 100% on March 31, 2009.

(2)	Options vest 50% on March 31, 2009 and 50% on March 31, 2010.

(3)	Options vest 1/3 on March 30, 2009, 1/3 on March 30, 2010 and 1/3 on March 30, 2011.

(4)	Options vest 25% on March 31, 2009, 25% on March 31, 2010, 25% on March 31, 2011 and 25% on March 31, 2012.

(5)	Options vest 100% on February 2, 2009.

(6)	Options vest 100% on March 8, 2009.

(7)	Options vest 50% on May 24, 2009 and 50% on May 24, 2010.

(8)	Options vest 50% on June 22, 2009 and 50% on June 22, 2010.

(9)	Options vest 50% on November 20, 2009 and 50% on November 20, 2010.

(10)	Options vest 50% on November 2, 2009 and 50% on November 2, 2010.

(11)	Options vest 1/3 on April 9, 2009, 1/3 on April 9, 2010 and 1/3 on April 9, 2011.

(12)	Shares vest 100% on March 31, 2009.

(13)	Shares vest 100% on September 8, 2009.

(14)	Shares vest 100% on March 9, 2010.

(15)	Shares vest 100% on March 30, 2009.

(16)	Shares vest 100% on March 31, 2010.

(17)	Shares vest 100% on February 24, 2009.

(18)	Shares vest 100% on May 24, 2009.

(19)	Shares vest 50% on March 30, 2009 and 50% on March 30, 2010.

(20)	Shares vest 100% on September 7, 2010.

(21)	Shares vest 1/3 on March 31, 2009, 1/3 on March 31, 2010 and 1/3 on March 31, 2011.

(22)	Shares vest 40% on March 31, 2012, 20% on March 31, 2013, 20% on March 31, 2014 and 20% on March 31, 2015, subject to achievement of performance objective noted on page 15.

(23)	Shares vest 100% on March 8, 2009.

(24)	Shares will vest 100% on March 31, 2011, subject to achievement of performance objective noted on page 15.

(25)	Shares vest 100% on September 5, 2011.

(26)	Shares vest 100% on November 20, 2009

(27)	Shares vest 100% on July 27, 2010.

(28)	Shares vest 100% on November 2, 2009.

(29)	Shares vest 6% on April 9, 2009 and 94% on April 9, 2010.

(30)	Market value based on the $7.92 fair market value of a share of Common Stock on the last trading day of the fiscal year (January 30, 2009).

(31)	In connection with Ms. Turney’s employment offer in 2000, the Company has guaranteed a minimum gain of $9.49 per share on this stock option award.

Option Exercises and Stock Vested Information For Fiscal 2008

The following table provides information relating to Option Awards exercised and Restricted Stock Awards vested during the fiscal year ended January 31, 2009.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Leslie H. Wexner	0	$0	48,539	$830,017
Sharen J. Turney	166,002	11,637	37,222	649,941
Martyn R. Redgrave	0	0	11,150	202,469
Diane L. Neal	0	0	14,000	99,820
Stuart B. Burgdoerfer	0	0	0	0

(1)	Option Award Value Realized is calculated based on the difference between the sale price and the option exercise price.

(2)	Restricted Stock Award Value Realized is calculated based on the closing stock price on the date the Restricted Stock Award vested.

Retirement and Other Post-Employment Benefits

Non-qualified Deferred Compensation for Fiscal 2008(1)

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals/ Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
Leslie H. Wexner	$0	$317,457	$1,003,453	$0	$13,763,615
Sharen J. Turney	249,883	368,439	456,677	0	6,506,546
Martyn R. Redgrave	525,972	190,744	198,308	0	2,981,891
Diane L. Neal	266,244	56,873	66,427	0	1,066,860
Stuart B. Burgdoerfer	25,670	122,640	13,283	0	242,318

(1)

Amounts disclosed include non-qualified cash deferrals, Company matching contributions, retirement credits and earnings under the Company’s Supplemental Retirement Plan (a non-qualified defined contribution plan) and stock deferrals and related reinvested dividend earnings under the Company’s Stock Option and Performance Incentive Plan. Executive Contributions and related matching Registrant Contributions represent 2008 calendar year deferrals and match on incentive compensation payments earned based on performance for the Fall 2007 season, which was paid in March 2008, and for the Spring 2008 season, which was paid in September 2008.

(2)

Cash contributions in the amount of $249,883, $258,385, $266,244, and $25,670 for executive officers Turney, Redgrave, Neal and Burgdoerfer, respectively are reported in the Summary Compensation Table as Salary and/or Non-Equity Incentive Plan Compensation. A stock unit contribution of $267,588 related to Mr. Redgrave’s election to receive and defer his Spring 2008 incentive compensation in stock is included in the Summary Compensation Table as Non-Equity Incentive Plan Compensation and is detailed in footnote (5) to the table.

(3)

Reflects the Company’s 200% match of up to 3% of associate contributions of base salary and bonus above the IRS qualified plan maximum compensation limit and the Company’s contribution of 6% for less than 5 years of service or 8% for 5 or more years of service of compensation above the IRS qualified plan maximum compensation limit. Associates become fully vested in these contributions after six years of service. These contributions are also included in the All Other Compensation column of the Summary Compensation Table.

(4)

Non-qualified deferred cash compensation balances earn a fixed rate of interest determined at the beginning of each year based on the Company’s borrowing rates. For 2008, this interest rate was 7.625%. The portion of the earnings on deferred cash compensation that exceeds 120% of the applicable federal long-term rate is disclosed in the Change in Pension Value and Non-qualified Deferred Compensation Earnings column of the Summary Compensation Table.

Includes dividends earned on deferred stock and restricted stock unit balances in the amount of $10,486 and $17,280 for executive officers Turney and Redgrave, respectively. Dividends are reinvested into additional stock units based on the closing market price of the Company’s stock on the dividend payment date.

(5)

Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following termination of employment, but may not make withdrawals during their employment. Deferrals under the Supplemental Retirement Plan and the Stock Option and Performance Incentive Plan are unfunded.

(6)

Balance includes the value of deferred stock and restricted stock units at calendar year-end in the amount of $142,471 and $312,640 for executive officers Turney and Redgrave, respectively. Value is calculated based on a stock price of $7.92 on January 30, 2009.

Estimated Post-Employment Payments and Benefits

We have entered into certain agreements with our executive officers that will require us to provide compensation in the event of a termination of employment, including a termination following a change in control of our Company. Mr. Wexner is not covered by such an agreement but is entitled to termination compensation under the terms of our benefit and stock plans. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of January 31, 2009 and a stock price of $7.92, our stock price on January 30, 2009.

Assumptions and explanations of the numbers set forth in the tables below are set forth in additional text following the tables.

Leslie H. Wexner

	Voluntary Resignation	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control	Death	Disability	Retirement
		w/out Release	& Signed Release
Cash Severance(1)
Base Salary	$0	$0	$0	$0	$0	$0	$0
Bonus(2)	0	0	0	0	0	0	0

Total Cash Severance	0	0	0	0	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0	0
Value of Accelerated Restricted Stock(3)	0	0	983,545	2,135,137	2,135,137	983,545	394,986

Total Value of Long-Term Incentives	0	0	983,545	2,135,137	2,135,137	983,545	394,986

Benefits and Perquisites(4)	0	0	0	0	2,000,000	796,000	0
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$0	$983,545	$2,135,137	$4,135,137	$1,779,545	$394,986

Sharen J. Turney

	Voluntary Resignation	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control	Death	Disability	Retirement
		w/out Release	& Signed Release
Cash Severance(1)
Base Salary	$0	$1,250,000	$2,500,000	$2,500,000	$0	$0	$0
Bonus(2)	0	0	1,875,000	1,364,676	0	0	0

Total Cash Severance	0	1,250,000	4,375,000	3,864,676	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0	0
Value of Accelerated Restricted Stock(3)	0	0	1,431,912	9,140,424	9,140,424	1,431,912	0
Guaranteed Minimum Gain on 6/26/00 Option Award(5)	1,925,023	1,925,023	1,925,023	1,925,023	1,925,023	1,925,023	1,925,023

Total Value of Long-Term Incentives	1,925,023	1,925,023	3,356,935	11,065,447	11,065,447	3,356,935	1,925,023

Benefits and Perquisites(4)	7,086	27,672	37,966	37,966	5,000,000	1,262,232	7,086
Tax Gross-Up	N/A	N/A	N/A	0	N/A	N/A	N/A

Total	$1,932,109	$3,202,695	$7,769,901	$14,968,089	$16,065,447	$4,619,167	$1,932,109

Martyn R. Redgrave

	Voluntary Resignation	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control	Death	Disability	Retirement
		w/out Release	& Signed Release
Cash Severance(1)
Base Salary	$0	$1,040,000	$2,080,000	$2,080,000	$0	$0	$0
Bonus(2)	0	0	1,352,000	846,090	0	0	0

Total Cash Severance	0	1,040,000	3,432,000	2,926,090	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0	0
Value of Accelerated Restricted Stock(3)	0	0	845,745	2,197,523	2,197,523	845,745	0

Total Value of Long-Term Incentives	0	0	845,745	2,197,523	2,197,523	845,745	0

Benefits and Perquisites(4)	0	18,491	27,737	27,737	2,189,643	769,266	0
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$1,058,491	$4,305,482	$5,151,350	$4,387,166	$1,615,011	$0

Diane L. Neal

	Voluntary Resignation	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control(6)	Death	Disability	Retirement
		w/out Release	& Signed Release
Cash Severance(1)
Base Salary	$0	$927,000	$1,854,000	$1,854,000	$0	$0	$0
Bonus(2)	0	0	1,019,700	1,019,700	0	0	0

Total Cash Severance	0	927,000	2,873,700	2,873,700	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0	0
Value of Accelerated Restricted Stock(3)	0	0	524,146	1,633,096	1,633,096	524,146	0

Total Value of Long-Term Incentives	0	0	524,146	1,633,096	1,633,096	524,146	0

Benefits and Perquisites(4)	0	15,798	15,798	15,798	1,901,736	598,435	0
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$942,798	$3,413,644	$4,522,594	$3,534,832	$1,122,581	$0

Stuart B. Burgdoerfer

	Voluntary Resignation	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control	Death	Disability	Retirement
		w/out Release	& Signed Release
Cash Severance(1)
Base Salary	$0	$725,000	$1,450,000	$1,450,000	$0	$0	$0
Bonus(2)	0	0	725,000	566,730	0	0	0

Total Cash Severance	0	725,000	2,175,000	2,016,730	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	0	0	0	0
Value of Accelerated Restricted Stock(3)	0	0	422,746	1,187,747	1,187,747	422,746	0

Total Value of Long-Term Incentives	0	0	422,746	1,187,747	1,187,747	422,746	0

Benefits and Perquisites(4)	0	20,164	30,247	30,247	1,450,000	501,291	0
Tax Gross-Up	N/A	N/A	N/A	0	N/A	N/A	N/A

Total	$0	$745,164	$2,627,993	$3,234,724	$2,637,747	$924,037	$0

(1)	Assumes a termination date of January 31, 2009.

(2)

Bonus amounts assumed at target. Under “Involuntary w/out Cause” or “Voluntary w/Good Reason” termination scenarios, actual bonus payments will be equal to the bonus payment the executive officer would have received if he or she had remained employed with Limited Brands for a period of one year after the termination date of January 31, 2009. Under an “Involuntary w/out Cause following Change in Control”, bonus payments will be equal to the sum of the last four bonus payments received.

(3)	Calculated based on the $7.92 fair market value of a share of Common Stock on the last trading day of the fiscal year (January 30, 2009).

(4)

Estimates for benefits and perquisites include the continuation of medical, dental and other insurance benefits. Under the “Death” and “Disability” scenarios, includes proceeds from life and disability insurance policies, and value of unvested restricted stock and retirement balances that would become vested.

(5)

Represents the amount to be paid by the Company in connection with a guaranteed minimum gain on stock options granted to Ms. Turney upon her hire in 2000. Amount is calculated based on the $7.92 fair market value of a share of Common Stock on the last trading day of the fiscal year (January 30, 2009).

(6)

Ms. Neal’s bonus payment following an involuntary termination after a Change in Control is assumed to be the same as the payment for an involuntary termination not following a Change in Control (with a signed release). Ms. Neal’s employment agreement does not provide for a tax gross-up upon a Change in Control.

Assumptions and Explanations of Numbers in Tables.

The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

We calculated 280G tax gross-ups with a discount rate equal to 120% of the semi-annual Applicable Federal Rate as of February 2009.

The tables do not include the payment of the aggregate balance of the executive officers’ non-qualified deferred compensation that is disclosed in the Non-qualified Deferred Compensation table above.

Confidentiality, Non-Competition and Non-Solicitation Agreements.

As a condition to each executive officer’s entitlement to receive certain severance payments and equity vesting acceleration upon certain termination scenarios, the executive is required to execute a release of claims against us and shall be bound by the terms of certain restrictive covenants, including non-competition and non-solicitation agreements which prohibit the executive from soliciting or diverting any current or potential employee, customer, or supplier or competing with any of our businesses in which he or she has been employed for a period of one year from the date of termination.

Termination Provisions—Definitions of Cause and Good Reason.

The employment agreements for all named executive officers contain customary definitions of cause and good reason. “Cause” shall generally mean that the executive officer (1) willfully failed to perform his or her duties with the Company (other than a failure resulting from the executive’s incapacity due to physical or mental illness); or (2) has plead “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in willful misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation.

“Good Reason” means (1) the failure to continue by the executive in a capacity originally contemplated in the executive’s employment agreement; (2) the assignment to the executive of any duties materially inconsistent with the executive’s position, duties, authority, responsibilities or reporting requirements, as set out in his or her employment agreement; (3) a reduction in or a material delay in payment of the executive’s total cash compensation and benefits from those required to be provided; (4) the requirement that the executive be based outside of the United States, other than for travel that is reasonably required to carry out the executive’s duties; or (5) the failure by the Company to obtain the assumption in writing of its obligation to perform the employment agreement by a successor. The definition of “Good Reason” under Mr. Redgrave’s employment agreement further defines “Good Reason” to include the delivery of a Preliminary Notice of Good Reason by Mr. Redgrave to the Company after April 1, 2010 that must be accepted by the Company within six months.

Payments Upon a Termination in Connection with a Change in Control.

A change in control of the Company will be deemed to have occurred upon the first to occur of any of the following events:

a)	Any person, together with all affiliates, becomes a beneficial owner of securities representing 33% or more of the combined voting power of the voting stock then outstanding;

b)	During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of directors then constituting the Board;

c)

A reorganization, merger or consolidation of the Company is consummated, unless more than 50% of the outstanding shares of Common Stock is beneficially owned by individuals and entities who owned Common Stock just prior to the such reorganization, merger or consolidation; or

d)	The consummation of a complete liquidation or dissolution of the Company.

Tax Gross-up.

In the event of a termination following a Change in Control, we have agreed to reimburse Ms. Turney and Mr. Burgdoerfer for all excise taxes imposed under Section 280G of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 280G excise taxes. In 2008, Mr. Redgrave agreed to relinquish the 280G tax gross-up provision of his employment agreement. The total 280G tax gross-up amount in the above tables assumes that the executive officer is entitled to a full reimbursement by us of (i) any excise taxes imposed as a result of the change in control, (ii) any income and excise taxes imposed as a result of our reimbursement of the excise tax amount, and (iii) any additional income and excise taxes imposed as a result of our reimbursement for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6.56% state income tax rate. For purposes of the 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement. The calculation of the 280G tax gross-up assumes that amounts will be payable to the executive officer for any excise tax incurred regardless of whether the executive officer’s employment is terminated. However, the amount of the 280G tax gross-up will change based upon whether the executive officer’s employment with us is terminated because the amount of compensation subject to Section 280G will change.

Fiscal 2008 Director Compensation

The following table sets forth compensation earned by the individuals who served as directors of the Company during fiscal 2008.(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)(4)
E. Gordon Gee(5)	$17,500	$17,247	$34,747
Dennis S. Hersch	60,000	43,833	103,833
James L. Heskett	85,000	51,165	136,165
Donna A. James	99,000	60,263	159,263
David T. Kollat	60,000	43,833	103,833
William R. Loomis, Jr.	73,250	52,985	126,235
Jeffrey H. Miro	70,000	51,165	121,165
Jeffrey B. Swartz	60,000	43,833	103,833
Allan R. Tessler	114,000	67,596	181,596
Abigail S. Wexner	80,000	51,165	131,165
Raymond Zimmerman	74,000	52,985	126,985

(1)

Directors who are associates receive no additional compensation for their service as directors. Our current Board of Director’s compensation plan does not provide for stock option awards, non-equity incentive plan compensation, pension or non-qualified deferred compensation. At the end of four years of membership on the Board of Directors, each member must maintain ownership of Common Stock equal to the amount of Common Stock received as Board compensation over the four-year period.

In 2008, based on a review of market-based compensation for Board members using the same peer group used to evaluate executive compensation, the Board initially voted to increase their compensation in 2009. However, as a result of the significant downturn in the economy, the Board decided to postpone any increase to their compensation.

(2)

Directors receive an annual cash retainer of $50,000; committee members receive an additional annual cash retainer of $12,500 for membership on the Audit Committee and $10,000 for all other committee memberships; committee chairs receive an additional $15,000 for the Audit and Compensation Committees and $10,000 for other committees. Directors also receive fees of $4,000 for each Board of Directors meeting attended in excess of ten during a fiscal year and $1,500 for each committee meeting attended in excess of ten during a fiscal year.

(3)

Directors receive an annual stock retainer worth $50,000; committee members receive an additional annual stock grant worth $12,500 for membership on the Audit Committee and worth $10,000 for other committee memberships. Stock retainers are granted under the Limited Brands, Inc. 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors. The number of shares issued is calculated based on the fair market value of Common Stock on the first day of the fiscal year and are issued in quarterly installments over the fiscal year. The value reported reflects the fair market value of the stock on the days the shares were issued.

(4)

Under a previous Board of Directors compensation plan, directors received annual stock option awards. This plan ended and the current plan was adopted in 2003. The aggregate number of stock option awards outstanding at January 31, 2009 for each director is as follows: Mr. Hersch, none; Dr. Heskett, none; Ms. James, none; Dr. Kollat, 6,439 options; Mr. Loomis, none; Mr. Miro, none; Mr. Swartz, none; Mr. Tessler, 264 options; Mrs. Wexner, 6,439 options; and Mr. Zimmerman, 6,439 options.

(5)	Dr. Gee retired from the Board effective May 19, 2008, at the conclusion of our 2008 annual meeting.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Limited Brands Board of Directors is composed of three directors who are independent, as defined under the rules of the Commission and NYSE listing standards. Additionally, each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” with the meaning of Section 16b-3 under the Exchange Act. The Compensation Committee reviews Limited Brands’ Compensation Discussion and Analysis on behalf of the Board of Directors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Limited Brands’ annual report on Form 10-K for the year ended January 31, 2009 and the Company’s proxy statement.

Compensation Committee

James L. Heskett, Chair

Jeffrey H. Miro

Jeffrey B. Swartz

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows certain information about the securities ownership of all directors (and nominees) of Limited Brands, the executive officers of Limited Brands named in the “Summary Compensation Table” below and all directors and executive officers of Limited Brands as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(a)(b)		Percent of Class
Stuart B. Burgdoerfer	62,055	(c)	*
Dennis S. Hersch	10,965	(d)	*
James L. Heskett	19,737	(d)	*
Donna A. James	20,554	(d)	*
David T. Kollat	118,288	(c)	*
William R. Loomis, Jr.	76,925	(d)	*
Jeffrey H. Miro	32,171	(d)	*
Diane L. Neal	39,114	(c)	*
Martyn R. Redgrave	359,398	(c)	*
Jeffrey B. Swartz	18,528	(d)	*
Allan R. Tessler	77,130	(c)	*
Sharen J. Turney	606,641	(c)	*
Abigail S. Wexner	8,641,907	(c)(e)	2.7%
Leslie H. Wexner	56,908,839	(c)(f)(g)	17.6%
Raymond Zimmerman	59,180	(c)(d)(h)	*
All directors and executive officers as a group	58,669,076	(c)-(h)	18.3%

*	Less than 1%.

(a)

Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse. However, each named person has investment but not voting power over the listed shares held in the Limited Brands Savings and Retirement Plan.

(b)	Reflects beneficial ownership of shares of Common Stock, and shares outstanding, as of January 31, 2009, except for Mr. and Mrs. Wexner whose ownership is as of March 10, 2009.

(c)

Includes the following number of shares issuable within 60 days of January 31, 2009 (March 10, 2009 for Mr. and Mrs. Wexner), upon the exercise or vesting of outstanding stock awards: Mr. Burgdoerfer, 36,629; Dr. Kollat, 6,439; Ms. Neal, 26,165; Mr. Redgrave, 296,789; Mr. Tessler, 264; Ms. Turney, 451,417; Mrs. Wexner, 4,216; Mr. Wexner, 1,749,093 (includes 4,216 shares issuable to Mrs. Wexner); Mr. Zimmerman, 6,439; and all directors and executive officers as a group, 2,678,506.

(d)

Includes the following number of deferred stock units credited to directors’ accounts under the 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors that could be convertible into Common Stock within 60 days after termination from the Board: Mr. Hersch, 10,426; Dr. Heskett, 6,639; Ms. James, 12,556; Mr. Loomis, 18,211; Mr. Miro, 11,632; Mr. Swartz, 18,528; and Mr. Zimmerman, 22,068. The amounts shown do not include non-associate directors’ deferred retainers and fees denominated in deferred stock units under the 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors that will be payable in installments in shares of our Common Stock beginning more than 60 days following termination of such non-associate director’s service on our Board.

(e)

Excludes 48,266,932 shares beneficially owned by Mr. Wexner as to which Mrs. Wexner disclaims beneficial ownership. Includes 126,501 shares held by Whitebarn GRAT as to which Mrs. Wexner shares voting and investment power with others. Includes 8,511,190 shares directly owned by Mrs. Wexner.

(f)	Includes 1,479,602 shares held in the Limited Brands Savings and Retirement Plan (as of February 28, 2009), over which Mr. Wexner has investment but not voting power.

(g)

Includes 3,300,568 shares held by Trust 600, 5,571,601 shares held by R.H.R.E.I. Trust, 3,834,399 shares held by Trust 400, 72,649 shares held by Issue Trust, 126,501 shares held by Whitebarn GRAT and 8,000,000 shares held by Acorn Trust. Mr. Wexner shares voting and investment power with others with respect to shares held by Trust 600, R.H.R.E.I. Trust, Trust 400, Issue Trust, Whitebarn GRAT and Acorn Trust. Includes 168,561 shares held by The Concierge Trust. Mr. Wexner has sole voting and investment power over the shares held by The Concierge Trust. Includes 4,892,608 shares held by Mr. Wexner as the sole stockholder, director and officer of Wexner Personal Holdings Corporation. Includes 8,511,190 shares directly owned by Mrs. Wexner and 4,216 shares issuable to Mrs. Wexner within 60 days of March 10, 2009 upon exercise of outstanding stock awards. Mr. Wexner may be deemed to share voting and investment power with respect to the shares directly owned by Mrs. Wexner and the shares issuable to Mrs. Wexner upon exercise of outstanding stock awards. Includes 19,202,067 shares directly owned by Mr. Wexner. Of the shares beneficially owned by Mr. Wexner, as of March 2009, 5,571,601 shares were pledged as security to a financial institution.

(h)	Includes 2,400 shares which are Mr. Zimmerman’s pro rata share of 7,200 shares owned by a corporation of which Mr. Zimmerman is president and a 33% stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Limited Brands’ officers and directors, and persons who own more than ten percent of a registered class of Limited Brands’ equity securities, must file reports of ownership and changes in ownership of Limited Brands’ equity securities with the Commission. Copies of those reports must also be furnished to Limited Brands.

Based solely on a review of the copies of reports furnished to Limited Brands and written representations of the Company’s officers and directors that no other reports were required, we believe that during fiscal 2008 our officers, directors and greater than ten percent beneficial owners complied with these filing requirements with the exception that Ms. Neal timely filed an Initial Statement of Beneficial Ownership on a Form 3 that was subsequently amended to correct the underreporting of beneficial ownership.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth the names of all persons who, as of the date indicated below, were known by Limited Brands to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class(4)
Leslie H. Wexner(1)	56,908,839	17.6%
Three Limited Parkway P.O. Box 16000 Columbus, OH 43216

Capital Research Global Investors(2)	26,809,760	8.4%
333 South Hope Street Los Angeles, CA 90071

AXA Financial, Inc.(3)	19,804,767	6.2%
1290 Avenue of the Americas New York, NY 10104

(1)	For a description of Mr. Wexner’s beneficial ownership, see pages 46-47 of “Security Ownership of Directors and Management.”

(2)

As of December 31, 2008, based on information set forth in the Schedule 13G filed February 17, 2008 by Capital Research Global Investors, a division of Capital Research and Management Company. Capital World Investors has sole dispositive power over 26,809,760 shares and sole voting power over 6,500,000 shares.

(3)

As of December 31, 2008, based on information set forth in the Schedule 13G filed February 13, 2009 by AXA Financial, Inc., a member of the global AXA Group, on behalf of itself, AXA Assurance I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, AXA and their respective subsidiaries. AXA Financial, Inc. has sole dispositive power over 15,162,628 shares and sole voting power over 11,353,562 shares.

(4)	Based on the number of shares outstanding as of January 31, 2009.

REPORT OF THE AUDIT COMMITTEE

As provided in our written charter, the Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. We have the sole authority to appoint, compensate, retain, oversee and terminate the Company’s independent auditors. We pre-approve the audit services and non-audit services to be provided by the Company’s independent auditors. In addition, we evaluate the independent auditors’ qualifications, performance and independence and present our conclusions with respect to the independent auditors to the full Board on at least an annual basis.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

We have reviewed and discussed Limited Brands’ audited financial statements as of and for the year ended January 31, 2009 and met with both management and our independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal auditors and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have also discussed with the independent auditors all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Company’s independent auditors also provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and we discussed with the independent auditors their independence from the Company. We considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that Limited Brands’ audited financial statements be included in our annual report on Form 10-K for the year ended January 31, 2009 for filing with the Commission.

We have appointed Ernst & Young LLP as Limited Brand’s independent registered public accountants.

Audit Committee

Donna A. James, Chair

William R. Loomis, Jr.

Allan R. Tessler

Raymond Zimmerman

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

During our 2008 fiscal year, Ernst & Young LLP served as the Company’s independent registered public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended January 31, 2009. The Audit Committee annually reviews the selection of independent registered public accountants and has selected Ernst & Young LLP as the Company’s independent registered public accountants for the current fiscal year.

Audit fees

The aggregate audit fees payable to Ernst & Young LLP for the fiscal years ended 2008 and 2007 were approximately $5,416,000 and $7,315,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including comfort letters and consultation regarding financial accounting and/or reporting standards. These amounts also include fees for services rendered in connection with the audit of our internal control over financial reporting and fees for services rendered in connection with statutory audits of our international subsidiaries’ financial statements.

Audit related fees

The aggregate fees for assurance and related services rendered by Ernst & Young LLP that were reasonably related to the audit of our consolidated financial statements for the fiscal years ended 2008 and 2007 were approximately $429,000 and $672,000, respectively. The fees under this category are for assurance and related services that are traditionally performed by the independent auditor and include audits of employee benefit plans, agreed upon procedures and other attest engagements.

Tax fees

The aggregate fees for tax services rendered by Ernst & Young LLP for the fiscal years ended 2008 and 2007 were approximately $50,000 and $6,000, respectively. Tax fees include tax compliance and advisory services.

All other fees

Other than as described above, there were no other services rendered by Ernst & Young LLP for the fiscal years ended 2008 or 2007.

Pre-approval policies and procedures

The Audit Committee pre-approves all audit and non-audit services to be provided by Ernst & Young LLP in a given fiscal year.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named as a proxy intends to vote in accordance with his or her judgment on such matters.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

Stockholder proposals pursuant to Rule 14a-8.

Proposals submitted for inclusion in the proxy statement for the 2010 annual meeting must be received by the Secretary of Limited Brands at our principal executive offices on or before the close of business on December 9, 2009.

Other stockholder proposals.

If a stockholder intends to present a proposal or nominate a person for election as a director at the 2010 annual meeting other than as described above, the stockholder must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that the Secretary receive written notice of the intent to present a proposal or nomination no earlier than February 26, 2010 and no later than April 5, 2010. The notice must contain the information required by the Bylaws.

SOLICITATION EXPENSES

We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our directors or employees may solicit proxies by telephone, facsimile and personal solicitation, in addition to the use of the mail. We do not expect to pay any compensation for the solicitation of proxies.

By Order of the Board of Directors

/s/ Leslie H. Wexner __________________________
Leslie H. Wexner
Chairman of the Board

APPENDIX A

LIMITED BRANDS, INC.

PROPOSED 2009 RESTATEMENT OF THE 1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

A-i

A-ii

A-iii

LIMITED BRANDS, INC.

1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

(2009 Restatement)

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.01. Establishment and Effective Date. Effective on February 26, 1993, Limited Brands, Inc., a Delaware corporation (the “Company”), established this stock incentive plan known as the “Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan.” (the “Plan”). The Plan was subsequently amended, restated and approved by stockholders on May 17, 2004, further amended and restated effective on March 15, 2007, on November 6, 2008 and, most recently effective on May 27, 2009.

The 2008 restatement of the Plan included amendments required in order to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the Treasury Regulations promulgated thereunder (“Reg.”), and shall apply only with respect to awards under the Plan (or portions of such awards) that are earned and vested on and after January 1, 2005. Awards (or portions of such awards) that were earned and vested on or before December 31, 2004 are intended to be grandfathered from the application of Code Section 409A, unless such awards are materially modified with respect to the terms and conditions in place on October 2, 2004, in which case such awards would become subject to Code Section 409A and the related provisions of the Plan applicable to awards subject to Code Section 409A.

The 2009 restatement of the Plan includes the addition of 2,000,000 shares to the shares available for awards under the Plan pursuant to Section 2.02, amends the eligibility provisions of Section 4.01 and makes certain other administrative amendments.

1.02. Purpose. The Company desires to attract and retain the best available executive and key management associates, consultants and other advisors, for itself and its subsidiaries and affiliates and to encourage the highest level of performance by such associates in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates, consultants and other advisors the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum effort for the success of the Company and its subsidiaries.

ARTICLE II

AWARDS

2.01. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options (“Incentive Stock Options”) meeting the requirements of Code Section 422; (ii) nonstatutory stock options (“Nonstatutory Stock Options”) (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options); (iii) stock appreciation rights (“Stock Appreciation Rights”), as described in Article VII, which may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”); (iv) units representing shares of common stock of the Company (“Common Stock”) which are restricted as provided in Article XI (“Restricted Share Units”); (v) units representing shares of Common Stock, as described in Article XII (“Performance Units”); (vi) shares of unrestricted Common Stock (“Unrestricted Shares”); and (vi) tax offset payments (“Tax Offset Payments”), as described in Article XIV. In addition, awards may be granted as “Substitute Awards”, which are awards granted in assumption of, or in substitution for, any outstanding awards previously granted by a company acquired by the Company or with which the Company (or a subsidiary thereof) combines. Substitute Awards shall be granted in accordance with procedures complying with Section 409A of the Code and regulations thereunder.

2.02. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under this Plan as of the Plan’s effective date is 18,996,252 subject to adjustment pursuant to Article XV, plus shares of Common Stock issuable upon the exercise of Substitute Awards; provided, however, that no more than 12,379,939 of shares of Common Stock may be issued other than pursuant to awards of Options or Stock Appreciation Rights under the Plan. All shares available for award under the Plan may be awarded in the form of Incentive Stock Options. In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right granted under the Plan or granted and outstanding under the Plan prior to its 2009 amendment and restatement expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Share Units or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then the shares to which any such award relates may, at the discretion of the Committee (as defined below) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Act”), be made available for subsequent awards under the Plan, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Substitute Awards.

ARTICLE III

ADMINISTRATION

3.01. Committee. The Plan shall be administered by a Committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”) and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an “outside director” (within the meaning of Code Section 162(m)) and a “non-employee director” (within the meaning of Rule 16b-3(b)(3)(i) under the Act).

3.02. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Share Units and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such units; (vi) to grant Unrestricted Shares; (vi) to determine the amount of, and to make, Tax Offset Payments; and (vii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Share Units, Performance Units, and Unrestricted Shares shall be granted.

3.03. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act or (ii) the Committee to fail to qualify as “outside directors” under Code Section 162(m). The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

3.04. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan and all other interested persons.

3.05. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time.

ARTICLE IV

ELIGIBILITY

4.01. Eligibility. Any associate, consultant or other advisor of, or any other individual who provides services to (x) the Company or any subsidiary or affiliate or (y) any joint venture in which the Company or any subsidiary or affiliate holds at least a 40% interest, shall be eligible to be selected to receive a compensatory award under or to be a “Participant” in the Plan. In determining the individuals to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. The Committee shall ensure that Common Stock underlying any award hereunder qualifies as “service recipient stock”, within the meaning of Section 409A of the Code and the regulations thereunder. “Participant” means any individual granted an award hereunder. No Participant may be granted in any calendar year awards covering more than 2,000,000 shares of Common Stock.

ARTICLE V

STOCK OPTIONS

5.01. Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine. On or before the date of grant of an Option, the Committee shall designate the number of shares of Common Stock covered by such Option, the option price of such Option, and the recipient of the Option.

5.02. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee not later than the date of the grant, but (except in the case of Substitute Awards) shall not be less than 100 percent of the Fair Market Value (as defined in Section 19.01 of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.

5.03. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X, except as otherwise provided in Section 6.01 with respect to ten (10) percent stockholders of the Company.

5.04. Exercise of Options. Subject to the provisions of Article XIX (“Miscellaneous Provisions”), an Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by a Participant by giving notice to the Committee, in writing or in such other manner as the Committee may permit, stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Participant, shall be delivered to the Participant.

5.05. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

ARTICLE VI

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

6.01. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, any associates who are full-time employees of the Company and its present and future subsidiaries, shall be eligible for awards of Incentive Stock Options. However, no such associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Code Section 424(d)) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5)  years from the date such Incentive Stock Option is granted.

6.02. Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

6.03. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.01. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, at the time the Option is granted, and shall be subject to the same terms and conditions as the related Option, except that the medium of payment may differ. Nontandem Stock Appreciation Rights may be granted by the Committee at any time. On or before the date of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right, the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.04 below, and the recipient of the award. Except in the case of a Substitute Award, the base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

7.02. Limitations on Exercise. Subject to the provisions of Articles IX, X and XIX, a Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be subject to the same exercise period as the related Option, which shall be set forth in the applicable agreement on or before the date of grant. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. Subject to the provisions of Article XIX, a Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine, which shall be set forth in the applicable agreement on or before the date of grant.

7.03. Term of Stock Appreciation Rights. The term of each Stock Appreciation Right granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X.

7.04. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the Participant to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

7.05. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the Participant to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

7.06. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled pursuant to Section 7.03 or 7.04 hereof, and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.06, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

7.07. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

ARTICLE VIII

NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

8.01. Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised by a Participant only during the Participant’s lifetime, or following the Participant’s death pursuant to Article X.

ARTICLE IX

TERMINATION OF EMPLOYMENT

9.01. Exercise after Termination of Employment. “Termination of Employment” shall mean “separation from service” as that term is defined in Code Section 409A and the Treasury Regulations thereunder. Except as the Committee may at any time provide, in the event that the employment of a Participant shall be terminated either by the Participant or by the Participant’s employer (for reasons other than death, disability or Cause), any Option or Stock Appreciation Right granted to such Participant may be exercised (to the extent that the Participant was entitled to do so at the time of Participant’s Termination of Employment) at any time within one (1) year after such Termination of Employment, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right; provided, however, that if an Incentive Stock Option is not exercised within three (3) months following Termination of Employment, it shall be treated as a Nonstatutory Stock Option. Notwithstanding the foregoing, if an Option or Stock Appreciation Right was granted prior to May 19, 2003 with an option price equal to or less than $12.50 per share, such Option or Stock Appreciation Right may be exercised (to the extent that the Participant was entitled to do so at the time of the Termination of Employment) at any time within three (3) months following Termination of Employment for reasons other than death, disability or Cause, but in no case later than the date of expiration of the term of the Option or Stock Appreciation Right. If the Participant’s employment is terminated by the Participant’s employer for Cause and the Option or Stock Appreciation Right was granted prior to May 19, 2003, any such Option or Stock Appreciation Right granted to such Participant may be exercised (to the extent that the Participant was entitled to do so at the time of his Termination of Employment) at any time within three (3) months after such Termination of Employment for cause, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right. If the Option or Stock Appreciation Right was granted after May 18, 2003, except as the Committee may at any time provide any such Option or Stock Appreciation Right may be exercised (to the extent that the Participant was entitled to do so at the time of the Termination of Employment) at any time within thirty (30) days after such Termination of Employment, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right. Any Options or Stock Appreciation Rights that are not exercisable on the date of a Termination of Employment for any reason shall lapse. In no event may an Option or Stock Appreciation Right be exercised after the expiration of the original term of the Option or Stock Appreciation Right.

9.02. Total Disability. Except as the Committee may at any time provide, in the event that a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, such Option or Stock Appreciation Right may be exercised at any time within one (1) year after the Participant’s Termination of Employment due to total disability, to the extent that the Participant was entitled to do so at the time of his Termination of Employment (it being understood that such termination occurs after nine (9) months of absence from work due to the total disability), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right. Notwithstanding the foregoing, for purposes of exercising Incentive Stock Options, a Participant shall be deemed to have a Termination of Employment if the Participant is absent from work for three (3) months due to total disability, where the date of such Termination of Employment shall be the last date of active employment before the three (3) month period; in this event, if such Participant is a Participant and fails to exercise an Incentive Stock Option within three (3) months following such deemed Termination of Employment, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option. For purposes hereof, “total disability” shall have the definition set forth in the Limited Brands, Inc. Long-Term Disability Plan, which definition is hereby incorporated by reference.

ARTICLE X

DEATH OF PARTICIPANT

10.01. Death of Participant While Employed. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by or otherwise providing services to the Company or one of its subsidiaries or affiliates, such Option or Stock Appreciation Right shall become fully exercisable by the Participant’s beneficiary (as indicated on the appropriate form provided by or otherwise providing services to the Company), or if no beneficiary is so indicated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the Participant’s death (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

10.02. Death of Participant Following Termination of Employment. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die after the date of the Participant’s Termination of Employment, but before the end of the period provided under the Plan by which a terminated Participant may exercise such Option or Stock Appreciation Right, such Option or Stock Appreciation Right may be exercised, to the extent that the Participant was entitled to do so at the time of the Participant’s death, by the Participant’s beneficiary (as indicated on the appropriate form provided by the Company), or if no beneficiary is so indicated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within the period in which the terminated Participant could have exercised such Option or Stock Appreciation Right if the Participant had not died, (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

ARTICLE XI

RESTRICTED SHARE UNITS (“RSUs”)

11.01. Grant of Restricted Share Units. The Committee may from time to time cause the Company to grant RSUs under the Plan to Participants, subject to such restrictions, conditions and other terms as the Committee may determine. For purposes of clarification, grants under the Plan made through the end of the 2008 calendar year whose terms and conditions were entitled “Restricted Stock” and “Restricted Shares” were in fact grants of RSUs and were treated in a manner consistent with RSUs. RSU awards represent an unfunded promise to pay the Participant a specified number of shares of Common Stock (or cash equivalent, as applicable) in the future if the conditions of the RSU award are satisfied and the RSU award is not otherwise forfeited prior to the stated date of delivery, under the terms and conditions applicable to such award.

11.02. Restrictions. At the time a grant of RSUs is made, the Committee shall establish a period of time (the “Restricted Period”) applicable to such RSUs. Each grant of RSUs may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual service or performance objectives, which shall be applicable to all or any portion of the RSUs. Except with respect to grants of RSUs intended to qualify as performance-based compensation for purposes of Code Section 162(m), the Committee may also, in its sole discretion, waive any restrictions applicable to all or a portion of such RSUs, provided that the applicable terms and conditions are set forth on or before the date of grant of the award to the extent required to comply with Code Section 409A. None of the RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of. Unless otherwise provided under the terms of the award, upon the death of a Participant, any conditions applicable to RSUs which have been granted to such Participant will be deemed to have been satisfied and the Restricted Period, if any, applicable to Restricted RSUs held by such Participant, will be deemed to have expired. Unless otherwise provided under the terms of the award, upon the retirement of a Participant, the restrictions and conditions, if any, applicable to any RSUs which have been granted to such Participant will be deemed to have been satisfied with respect to that percentage of the RSUs equal to (i) the number of complete months between the first day of the Restricted Period and the date of the Participant’s retirement, divided by (ii) the number of complete months in the Restricted Period. Any RSUs granted to a Participant for which the restrictions and conditions are not deemed to have expired pursuant to the preceding sentence shall be forfeited in accordance with Section 11.05. For purposes of this Article XI, “retirement” shall mean a Participant’s Termination of Employment following the date on which a Participant has attained age 55 and completed seven years of service with the Company. An award may also provide for full or pro-rata vesting upon other events, such as upon a Change in Control or upon Termination of Employment as a result of total disability, or for other reasons, provided that any such applicable terms and conditions are set forth on or before the date of grant of the award.

11.03. [Reserved].

11.04. Rights of Holders of Restricted Share Units. Except as determined by the Committee not later than the date of grant of RSUs, Participants to whom RSUs have been granted shall not have the right to vote such shares or the right to receive any dividends with respect to such shares, except as provided in Section 11.08 with respect to dividend equivalents. All distributions, if any, received by a Participant with respect to RSUs as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI and the adjustment provisions of Article XV.

11.05. Forfeiture Upon Termination of Employment. Except as provided in Section 11.02 and Article XVIII, and as the Committee may provide in the terms of any award on or before the date of grant, any RSUs granted to a Participant pursuant to the Plan shall be forfeited if the Participant experiences a Termination of Employment either by the Participant or the Participant’s employer for reasons other than death prior to the expiration of the Restricted Period and the satisfaction of any other conditions applicable to such RSUs. In addition, if the Participant’s Termination of Employment occurs as a result of retirement (as defined in Section 11.02), any RSUs which do not vest in accordance with Section 11.02 shall be forfeited.

11.06. Delivery of Shares. Unless an election is made under Section 11.08 to defer the settlement of RSUs, and unless otherwise provided in the terms of any award, upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, RSUs shall be settled by delivery of a stock certificate for the number of shares associated with the award with respect to which the restrictions have expired or the terms and conditions have been satisfied to the Participant or the Participant’s beneficiary or estate, as the case may be. Such payment in settlement shall be made promptly, but in any event not later then (i) the end of the year in which the Restricted Period ended and the conditions were satisfied or (ii) if later, the 15th day of the third calendar month following the date on which the Restricted Period ended, provided that the award holder will not be permitted, directly or indirectly, to designate the taxable year of settlement. The Participant may be required to execute a release of claims against the Company and its subsidiaries in this event. If an election is made under Section 11.08 to defer the settlement of RSUs, delivery shall occur as described here but upon the date or dates of delivery in accordance with Section 11.09 and the deferral election. Notwithstanding the above, if the Participant is a “specified employee,” as that term is defined in Code Section 409A and the Treasury Regulations thereunder, and is entitled to receive a payment upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment to the extent required by Section 409A.

11.07. Performance-Based Objectives. At the time of the grant of RSUs to a Participant, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on any one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee shall specify how any performance objectives shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Code Section 162(m). The Committee may not use any discretion to modify award results except as permitted under Code Section 162(m). In addition, with respect to any RSUs granted that are intended to be “performance-based” for purposes of Code Section 162(m) and relate to a performance period that begins on or after January 1, 2009, such award shall not be payable upon Termination of Employment for any reason other than due to death, total disability (as defined in Article IX) or upon a Change in Control (as defined in Article XVIII), unless the payment is based on achievement of the associated performance objectives. To the extent that the award is subject to Code Section 409A, payment upon Termination of Employment in connection with a Change in Control must be made upon a Change in Control that satisfies the definition of “change in control event” in Code Section 409A and the Treasury Regulations thereunder, unless otherwise permitted in satisfaction of the alternative payment rules under Code Section 409A and the Treasury Regulations thereunder.

11.08. Deferred Restricted Share Units. The Committee may permit a Participant who has been designated to receive an RSU award to elect to defer the receipt of the shares in settlement of such RSU award as well as the form of payment of such deferred RSUs. For purposes of clarification, grants under the Plan made through the end of the 2008 calendar year whose applicable terms and conditions were entitled “Restricted Stock” and “Restricted Shares” were in fact grants of RSUs and were treated in a manner consistent with RSUs; in addition, such grants made during the years 2006 through the end of the 2008 calendar year and which indicate that the “Restricted Stock” or “Restricted Shares” may instead be elected to be “received” as RSUs, were grants of RSUs where the Participant was permitted to elect to defer the receipt of the shares associated with the settlement of the RSU award to a later date, in accordance with the terms and conditions providing for such election in the terms and conditions accompanying such awards.

All elections under this Section 11.08 to defer the settlement of an RSU award must be made in accordance with the requirements of Code Section 409A. Any election not in compliance with such requirements shall be treated as invalid and the deferral election shall be disregarded and distribution of the shares upon settlement of the awards shall be made as though the Participant did not elect to defer. For this purpose, an invalid deferral election shall include (but is not limited to) a deferral election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date, or (iii) cannot otherwise become effective under applicable rules. If a valid deferral election is incomplete, the deferral election shall be honored and distribution of the shares attributable to the awards shall be made as though the Participant elected a deferred lump sum payment For this purpose, a valid but incomplete deferral election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments. Unless the award agreement and terms and conditions accompanying specific awards indicate otherwise, or as otherwise provided in the Plan, the deferred RSUs shall be subject to the same restrictions, conditions and forfeiture provisions as the associated nondeferred RSUs.

Except as determined otherwise by the Committee on or before grant and as set forth in the terms and conditions accompanying such awards, during the Restricted Period with respect to RSUs, Participants shall not have the right to receive any dividends. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the Participant, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding RSU in an amount equal to the amount the Participant would have received as dividends if the RSUs were actual shares of Common Stock. Such dividend equivalents will be converted into additional RSUs based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying RSUs.

At no time shall any assets of the Company be segregated for payment of RSUs hereunder. Participants who have elected to defer the settlement of RSUs shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments attributable to RSUs in the future, in accordance with the applicable terms and conditions.

11.09. Payment of Deferred Restricted Share Units. RSUs are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 11.06 and this Section 11.09. Shares attributable to deferred RSUs that are vested in accordance with the terms and conditions applicable to such awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such awards, which shall be either in a single payment or in up to ten (10) installment payments.

If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the award. If Termination of Employment occurs during the Restricted Period, the terms and conditions shall set forth the rights of the Participant to payment, as well as the time and form of distribution of such awards, if any, to the Participant. A participant shall have no rights as a shareholder with respect to deferred RSUs until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a specified employee and is entitled to receive payment upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment, to the extent required by Section 409A; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a deferred RSU award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election is made not less than 12 months before the date the payment (or in the case of installments, the first payment) is scheduled to be made, and is irrevocable after this date. Such an election may be made to change payment(s) from a single lump sum payment to installment payments, from installment payments to a single lump sum payment, or from one number of installment payments to another number of installment payments, by submitting such election to the Company; provided, (i) such election does not become effective until at least twelve (12) months after the date on which the election is made and (ii) except in the case of payment permissible upon the Participant’s death, the payment (or in the case of installments the first payment) must be deferred for a period of not less than five (5) years from the date such payment would have been made or commenced if there had been no election to change the form of payment. For this purpose, all installment payments are treated as a single payment. Any election not made in accordance with such procedures shall be treated as invalid, and the change in distribution election shall be disregarded and distribution of the shares attributable to the awards shall be made as though the Participant did not elect to change the time and form of distribution. For this purpose, an invalid change in distribution election shall include (but is not limited to) an election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date, or (iii) cannot otherwise become effective under applicable rules. If a valid change in distribution election is incomplete, the change in distribution election shall be honored and distribution of the shares attributable to the awards shall be made as though the associate elected a change in distribution to a deferred lump sum payment. For this purpose, a valid but incomplete change in distribution election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments.

ARTICLE XII

PERFORMANCE UNITS

12.01. Award of Performance Units. For each Performance Period (as defined in Section 12.02), Performance Units may be granted under the Plan to such Participants as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the “Ending Value”). If necessary to make the calculation of the amount to be paid to the Participant pursuant to Sections 12.03 and 12.04, the Committee shall also state in the award agreement the initial value of each Performance Unit (the “Initial Value”). The award agreement may also specify that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock. Performance Units granted to a Participant shall be credited to an account (a “Performance Unit Account”) established and maintained for such Participant.

12.02. Performance Period. “Performance Period” shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different Participants receiving Performance Units. Performance Periods may run consecutively or concurrently.

12.03. Right to Payment of Performance Units. All applicable terms and conditions shall be set forth in the award agreement and/or in accompanying terms and conditions on or before the date of grant of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify performance objectives (the “Performance Objectives”) which must be satisfied in order for the Participant to vest in the Performance Units which have been awarded to the Participant for the Performance Period. If the Performance Objectives established for a Participant for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested but such determination shall not change the date of payment of the awards. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the Participant. On or before the date of grant, the Committee may also determine, in its sole discretion, that Performance Units awarded to a Participant shall become partially or fully vested upon the Participant’s death, total disability (as defined in Article IX) or retirement (as defined in Section 11.02), or upon the Participant’s Termination of Employment prior to the end of the Performance Period but such determination shall not change the date of payment of the awards. Performance Unit awards represent an unfunded promise to pay the Participant the value specified in the award agreement and/or applicable terms and conditions in the future if the conditions associated with the Performance Unit award are satisfied and the Performance Units are not otherwise forfeited prior to the stated date of payment, under the terms and conditions applicable to such award. The provisions of Section 11.07 shall apply to any Performance Units that are intended to qualify as performance-based in accordance with Code Section 162(m) and the Treasury Regulations thereunder.

12.04. Payment for Performance Units. As soon as practicable following the end of a Performance Period but not later than 90 days after the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.03). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the Participant pursuant to Section 12.03. Within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, if the award agreement specifies that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Fair Market Value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Fair Market Value of a share of Common Stock on the payment date less (ii) the Fair Market Value of a share of Common Stock on the date of grant of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock or in such combination of cash and Common Stock as the Committee shall determine. If the award agreement specifies a value for each Performance Unit or sets forth a formula for determining the value of each Performance Unit at the time of payment, then within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock or in such combination of cash and Common Stock as the Committee shall determine.

12.05. Voting and Dividend Rights. Except as the Committee may otherwise provide, no Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Unit Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, to the extent provided or set forth in the award agreement and/or applicable terms and conditions on or before the date of grant of a Performance Unit award, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, a Participant’s Performance Unit Account may be credited with additional Performance Units having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Units credited to the Participant’s account at the time the dividend was declared. Payment of such additional Performance Units shall be made at the same time and in the same manner as the Performance Units to which they relate.

ARTICLE XIII

UNRESTRICTED SHARES

13.01. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

13.02. Delivery of Unrestricted Shares. The Company shall issue, in the name of each Participant to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the associate, and shall deliver such certificates to the Participant on a fixed or objectively determinable date of payment, which shall be set forth at the time of grant.

13.03. Deferred Share Units. For Plan Years beginning after 2005, the Committee may permit a Participant who has been designated to receive an Unrestricted Share award to elect to receive such Unrestricted Share award in the form of Deferred Share Units.

Any such election must be made on or before December 31 of the calendar year prior to the year the compensation attributable to such award (or any portion of such award) is earned, and shall be irrevocable after such date, and further shall comply with the rules set forth in Section 11.08, which apply to deferral elections, including such rules relating to invalid and valid but incomplete deferral elections. Each “Deferred Share Unit” represents the right to receive a share of Common Stock in the future. At no time shall any assets of the Company be segregated for payment of Deferred Share Units hereunder. Participants who have elected to receive Unrestricted Shares in the form of Deferred Share Units shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments on Deferred Share Units in the future.

After the award of Deferred Share Units to the Participant and prior to the time that shares of Common Stock are transferred to the Participant pursuant to Section 13.04, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding Deferred Share Unit in an amount equal to the amount the Participant would have received as dividends if the Deferred Share Units were actual shares of Common Stock.

Such dividend equivalents will be converted into additional Deferred Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying Deferred Share Units.

13.04. Payment of Deferred Share Units. Deferred Share Units are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 13.03 and this Section 13.04. Shares applicable to such awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such awards, which shall be either in a single payment or in up to ten (10) installment payments.

If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the award. A Participant shall have no rights as a shareholder with respect to Deferred Share Units until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a specified employee and is entitled to receive payment upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment, to the extent required by Section 409A; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a Deferred Share Unit award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election shall comply with the procedures and rules set forth in Section 11.09 which apply to change in distribution elections, including such rules relating to invalid and valid but incomplete change in distribution elections.

ARTICLE XIV

TAX OFFSET PAYMENTS

14.01. Tax Offset Payments. The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist Participants in paying income taxes incurred as a result of their participation in this Plan, provided that such payments are made by the end of the calendar year after the year in which the Participant remits the related taxes. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by a Participant upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, (ii) the disposition of shares received upon exercise of an Incentive Stock Option, (iii) the lapse of restrictions on RSUs, (iv) the award of Unrestricted Shares, or (v) payments for Performance Units. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Company to assist Participants in paying income taxes incurred as a result of the events described in the preceding sentence. However, such percentage rate shall not be negotiable with Participants or otherwise, and the percentage rate determined to be used shall be uniformly applied to Participants. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under Article VIII.

ARTICLE XV

ADJUSTMENTS; REPRICING

15.01. Adjustments. Notwithstanding any other provision of the Plan, the Committee shall make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, RSUs Performance Units or other awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. However, any such adjustment with respect to Options and Stock Appreciation Rights shall satisfy the requirements of Reg. §1.409A-1(b)(5)(v)(D) and shall otherwise ensure that such awards continue to be exempt from Code Section 409A, and any such adjustment to awards that are subject to Code Section 409A, including RSUs and Performance Units, shall be made to the extent compliant with Code Section 409A and the Treasury Regulations thereunder.

15.02. Repricing. Except as provided above in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

ARTICLE XVI

AMENDMENT AND TERMINATION

16.01. Amendment and Termination. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would constitute a “material revision” of the Plan within the meaning of New York Stock Exchange Rule 303A(8) shall be subject to the approval of the Company’s stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom an award shall theretofore have been granted, adversely affect the rights of such Participant under such award.

ARTICLE XVII

WRITTEN AGREEMENT

17.01. Written Agreements. Each award of Options, Stock Appreciation Rights, RSUs, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement, executed by the Participant and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

ARTICLE XVIII

CHANGE IN CONTROL

18.01. Definition of Change in Control. For purposes of this Plan, a “Change in Control” means, and shall be deemed to have occurred upon, the occurrence of any of the following events:

(a)

Any Person (other than an Excluded Person) becomes, together with all “affiliates” and “associates” (each as defined under Rule 12b-2 of the Exchange Act) “beneficial owner” (as defined under Rule 13d-3 of the Exchange Act) of securities representing 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding, unless such Person becomes “beneficial owner” of 33% or more of the combined voting power of such Voting Stock then outstanding solely as a result of an acquisition of such Voting Stock by Limited Brands, Inc. which, by reducing the Voting Stock of Limited Brands, Inc. outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all “affiliates” and “associates” of such Person) to 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding; provided, that if a Person shall become the “beneficial owner” of 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding by reason of such Voting Stock acquisition by Limited Brands, Inc. and shall thereafter become the “beneficial owner” of any additional Voting Stock of Limited Brands, Inc. which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding, such Person shall, upon becoming the “beneficial owner” of such additional Voting Stock of Limited Brands, Inc., be deemed to have become the “beneficial owner” of 33% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by Limited Brands, Inc.;

(b)

During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of Limited Brands, Inc. (and any new Director, whose election by such Board or nomination for election by the stockholders of Limited Brands, Inc. was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting such Board;

(c)

A reorganization, merger or consolidation of Limited Brands, Inc. is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of Limited Brands, Inc.) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board of Directors of Limited Brands, Inc. at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)

The consummation of (i) a complete liquidation or dissolution of Limited Brands, Inc. or (ii) the sale or other disposition of all or substantially all of the assets of Limited Brands, Inc., other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of Limited Brands, Inc.) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board of Directors of Limited Brands, Inc. at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of Limited Brands, Inc.

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to a Participant, if the Participant is part of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a Person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition. “Excluded Person” shall mean (i) Limited Brands, Inc.; (ii) any of Limited Brands, Inc.’s Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of Limited Brands, Inc., any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by Limited Brands, Inc., any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv). “Person” shall mean any individual composition, partnership, limited liability company, associations, trust or other entity or organization. “Holding Company” shall mean an entity that becomes a holding company for Limited Brands, Inc. or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners”, respectively, of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock of Limited Brands, Inc. “Voting Stock” shall mean securities of the Company entitled to vote generally in the election of the Company’s Board of Directors.

18.02. Effect of Change in Control. Unless otherwise provided under the terms of any award, immediately upon a Change in Control with respect to a Participant, (i) Options and Stock Appreciation Rights granted to such Participant which are not yet exercisable shall become fully exercisable; and (ii) any restrictions applicable to any RSUs awarded to such Participant shall be deemed to have been satisfied and the Restricted Period, if any, applicable to such RSUs held by such Participant shall be deemed to have expired. Notwithstanding the foregoing, or the provisions of Section 11.06, if the accelerated settlement of any RSU would cause the application of additional taxes under Section 409A of the Code, such RSU will be settled on the date it would otherwise have been settled in the absence of a Change in Control, unless the transaction constituting the Change in Control falls within the definition of a “change in control event” within the meaning of Code Section 409A and the Treasury Regulations thereunder.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.01. Definitions: Fair Market Value and Cause. “Fair Market Value,” for purposes of this Plan, shall be the closing price of the Common Stock as reported on the principal exchange on which the shares are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales. “Cause,” for purposes of this Plan, shall mean that the Participant (1) was grossly negligent in the performance of the Participant’s duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness); or (2) has plead “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation. The Participant shall be given written notice by the Company of a termination for Cause, which shall state in detail the particular act or acts or failures to act that constitute the grounds on which the termination for Cause is based.

19.02. Tax Withholding. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy the Participant’s tax withholding obligation either by (i) surrendering shares owned by the Participant or (ii) having the Company withhold from shares otherwise deliverable to the Participant. Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the Participant at the time of such award.

19.03. Compliance With Section 16(b) and Code Section 162(m). In the case of Participants who are or may be subject to Section 16 of the Act, it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Act. If any award hereunder is intended to qualify as performance-based for purposes of Code Section 162(m), the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Code Section 162(m) and the Treasury Regulations thereunder.

19.04. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law and the provisions of Article XV.

19.05. General Creditor Status. Participants shall have no right, title, or interest whatsoever in or to any investments which the Participant may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or legal representative of such Participant. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

19.06. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article XVII, nor the grant of any award, shall confer upon any Participant any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such Participant’s employment at any time.

19.07. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Participant at the Participant’s address set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

19.08. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.09. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

19.10. Term of Plan. Unless earlier terminated pursuant to Article XVI hereof, the Plan shall terminate on May 28, 2014.

APPENDIX B

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO

PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Article 6

SIXTH. Section 1. Election of Directors. Subject to the special right of the holders of any class or series of Preferred Stock, voting separately as a class, to elect one or more directors of the Corporation:

(a) From the effective date of this Certificate of Amendment until the election of directors at the 2010 annual meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into three classes of directors, Class I, Class II and Class III (each class as nearly equal in number as possible), with the directors in Class I having a term expiring at the 2011 annual meeting, the directors in class II having a term expiring at the 2012 annual meeting and the directors in Class III having a term expiring at the 2010 annual meeting.

(b) Commencing with the election of the directors at the 2010 annual meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2011 annual meeting and the directors in Class II having a term that expires at the 2012 annual meeting. The successors of the directors who, immediately prior to the 2010 annual meeting, were members of Class III (and whose terms expire at the 2010 annual meeting) shall be elected to Class I; the Class I directors who, immediately prior to the 2010 Annual Meeting, were members of Class I and whose terms were scheduled to expire at the 2011 annual meeting shall be assigned by the Board of Directors to Class I; and the directors who, immediately prior to the 2010 annual meeting, were members of Class II and whose terms were scheduled to expire at the 2012 annual meeting shall be assigned by the Board of Directors to Class II for a term expiring at the 2012 annual meeting.

(c) Commencing with the election of directors at the 2011 annual meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into one class of directors, Class II, with the directors in Class II having a term that expires at the 2012 annual meeting. The successors of directors who, immediately prior to the 2011 annual meeting of stockholders, were members of Class I (and whose terms expire at the 2011 annual meeting) shall be elected to Class II for a term that expires at the 2012 annual meeting, and the directors who, immediately prior to the 2011 annual meeting, were members of Class II and whose terms were scheduled to expire at the 2012 annual meeting shall be assigned by the Board of Directors to Class II for a term expiring at the 2012 annual meeting.

(d) Until the 2012 annual meeting of stockholders, the Board shall remain classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware. Commencing with the election of directors at the 2012 annual meeting, the Board shall cease to be classified and the directors elected at the 2012 annual meeting (and each annual meeting thereafter) shall be elected for a term expiring at the next annual meeting.

Each director elected at any annual meeting shall hold office until such director’s successor shall have been elected and qualified, subject to prior death, resignation, retirement or removal.

Article 10

TENTH. For so long as the Board of Directors of the Corporation is classified, any director may be removed at any annual meeting or special stockholders’ meeting upon the affirmative vote of not less than 75 percent of the outstanding shares of voting stock of the Corporation at that time entitled to vote thereon; provided, however, that such director may be removed only for cause and shall receive a copy of the charges against him, delivered to him personally or by mail at his last known address at least 10 days prior to the date of the stockholders’ meeting; provided further, that directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

B-1

ADMITTANCE SLIP

2009 ANNUAL MEETING OF STOCKHOLDERS

Date, time and place of meeting:

Date:	Thursday, May 28, 2009

Time:	9:00 a.m., Eastern Time

Place:	Limited Brands, Inc. Three Limited Parkway Columbus, Ohio 43230

Attending the meeting:

Stockholders who plan to attend the meeting in person must bring this admittance slip and a photo identification to gain access. Because of necessary security precautions, bags, purses and briefcases may be subject to inspection. To speed the admissions process, stockholders are encouraged to bring only essential items. Cameras, camcorders or video taping equipment are not allowed. Photographs or video taken by Limited Brands at the meeting may be used by Limited Brands. By attending, you waive any claim or rights to these photographs.

For more information about attending the annual meeting, please visit the website at http://www.limitedbrands.com/faq/investor.jsp or contact Limited Brands Investor Relations at (614) 415-7076.

LIMITED BRANDS, INC. THREE LIMITED PARKWAY P/O BOX 16000 COLUMBUS, OH 43230

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Limited Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11366 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIMITED BRANDS, INC.

The Board of Directors recommends a vote “FOR” the nominees listed below.

1. Election of Directors		For	Against	Abstain
Nominees:
1a)	James L. Heskett 2012	☐	☐	☐

1b)	Allan R. Tessler 2012	☐	☐	☐

1c)	Abigail S. Wexner 2012	☐	☐	☐

The Board of Directors recommends a vote “FOR” the following proposal(s).					The Board of Directors does not have a recommendation for voting on the following proposal.		For	Against	Abstain

2.	The ratification of the appointment of the	☐	☐	☐	4.	Proposal to amend our certificate of	☐	☐	☐
	independent registered public accountants.					incorporation to provide for the annual election
of directors.

3.	Proposal to approve the 2009 Restatement of the	☐	☐	☐	Such other business as may properly come before
	1993 Stock Option and Performance Incentive				the meeting or any adjournment thereof.
Plan.

For address changes and/or comments, please check this box and write				☐
them on the back where indicated.

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report Combined Document are available at www.proxyvote.com

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M11367

LIMITED BRANDS,

INC.

This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 28, 2009

The undersigned hereby appoints Leslie H. Wexner and Martyn R. Redgrave, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of Limited Brands, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 28, 2009 at 9:00 a.m., Eastern Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING OR ANY ADJOURNMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse) (Continued and to be signed on the reverse)